UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
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Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12
CONFLUENT, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Confluent, Inc.

899 W. Evelyn Avenue

Mountain View, California 94041

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 1, 2023 at 9:00 a.m., Pacific Time

Dear Stockholder:

We are pleased to invite you to virtually attend the 2023 Annual Meeting of Stockholders (including any adjournments, continuations, or postponements, the Annual Meeting) of Confluent, Inc., a Delaware corporation (Confluent). The Annual Meeting will be held virtually, via live webcast at www.virtualshareholdermeeting.com/CFLT2023 on Thursday, June 1, 2023 at 9:00 a.m., Pacific Time. The virtual format of the Annual Meeting allows us to maximize stockholder access, while also saving time and money for both Confluent and our stockholders. Even with a virtual format, you will still be able to vote and submit questions during the meeting, and we encourage you to attend online and participate.

The Annual Meeting will be held for the following purposes, which are more fully described in the accompanying materials:

1.

To elect three Class II directors of Confluent, Matthew Miller, Eric Vishria and Michelangelo Volpi, as approved by the Board of Directors and the Nominating and Governance Committee, to hold office until the 2026 Annual Meeting of Stockholders and until their successors are duly elected and qualified, or until their earlier death, resignation, or removal;

2.	To ratify the selection of PricewaterhouseCoopers LLP (PwC) as our independent registered public accounting firm for the year ending December 31, 2023;

3.	To conduct a non-binding advisory vote to approve the compensation of our named executive officers;

4.	To conduct a non-binding advisory vote on the frequency of future non-binding advisory votes to approve the compensation of our named executive officers; and

5.	To conduct any other business properly brought before the Annual Meeting.

We have elected to provide internet access to our proxy materials, which include the proxy statement for our Annual Meeting (Proxy Statement) accompanying this notice, in lieu of mailing printed copies. Providing our Annual Meeting materials via the internet reduces the costs associated with our Annual Meeting and lowers our environmental impact, all without negatively affecting our stockholders’ ability to timely access Annual Meeting materials. A complete list of record stockholders will be available for examination by any stockholder for any purpose germane to the Annual Meeting beginning ten days prior to the meeting. If you would like to view the list, please email us at CLO@confluent.io.

On or about April 18, 2023, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (Notice) containing instructions on how to access the Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2022 (2022 Annual Report). The Notice provides instructions on how to vote online or by telephone and how to receive a paper copy of proxy materials by mail. The Proxy Statement and our 2022 Annual Report can be accessed directly at the internet address www.proxyvote.com using the control number located on the Notice, on your proxy card, or in the instructions that accompanied your proxy materials.

Our Board of Directors has fixed the close of business on April 5, 2023 as the record date for the Annual Meeting. Only stockholders of record at the close of business on April 5, 2023 are entitled to notice of, and to vote at, the Annual Meeting.

By Order of the Board of Directors

Jay Kreps

Chief Executive Officer and Chairman

Your vote is important. Whether or not you plan to virtually attend the Annual Meeting, please ensure that your shares are voted during the Annual Meeting by signing and returning a proxy card or by using our internet or telephonic voting system. Even if you have voted by proxy, you may still vote online if you attend the Annual Meeting. Please note, however, that if your shares are held on your behalf by a brokerage firm, bank, or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that nominee.

Confluent, Inc.

PROXY STATEMENT FOR 2023 ANNUAL MEETING OF STOCKHOLDERS

Page
GENERAL INFORMATION	1

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	9

DIRECTOR COMPENSATION	22

PROPOSAL ONE: ELECTION OF DIRECTORS	25

PROPOSAL TWO: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	26

PROPOSAL THREE: NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	28

PROPOSAL FOUR: NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF FUTURE NON-BINDING ADVISORY VOTES TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	29

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	30

EXECUTIVE OFFICERS	31

EXECUTIVE COMPENSATION	32

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	54

TRANSACTIONS WITH RELATED PERSONS	59

HOUSEHOLDING OF PROXY MATERIALS	61

OTHER MATTERS	61

i

Confluent, Inc.

899 W. Evelyn Avenue

Mountain View, California 94041

PROXY STATEMENT

FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 1, 2023 at 9:00 a.m., Pacific Time

General Information

Our Board of Directors is soliciting your proxy to vote at the 2023 Annual Meeting of Stockholders (including any adjournments, continuations, or postponements, the Annual Meeting) of Confluent, Inc., for the purposes described in this proxy statement for our Annual Meeting (Proxy Statement). The Annual Meeting will be held virtually via a live webcast on the internet on June 1, 2023 at 9:00 a.m., Pacific Time. The Notice of Internet Availability of Proxy Materials (Notice) containing instructions on how to access this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2022 (2022 Annual Report) is first being mailed on or about April 18, 2023 to all stockholders entitled to vote at the Annual Meeting. If you held shares of our common stock at the close of business on April 5, 2023, you are invited to virtually attend the Annual Meeting at www.virtualshareholdermeeting.com/CFLT2023 and vote on the proposals described in this Proxy Statement.

In this Proxy Statement, (i) we refer to Confluent, Inc. as “Confluent,” “we,” “us,” or “our,” and to the Board of Directors of Confluent as “our Board of Directors,” (ii) our use of “common stock” includes both Class A common stock and Class B common stock together, and (iii) “stockholders” includes both stockholders of Class A common stock and stockholders of Class B common stock. The 2022 Annual Report accompanies this Proxy Statement. You also may obtain a paper copy of the 2022 Annual Report without charge by following the instructions in the Notice.

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this Proxy Statement. You should read this entire Proxy Statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this Proxy Statement, should not be considered to be part of this Proxy Statement and references to our website address in this Proxy Statement are inactive textual references only.

Questions and Answers

What am I voting on?

There are four matters scheduled for a vote at the Annual Meeting:

•

Proposal One: Election of three Class II directors of Confluent, Matthew Miller, Eric Vishria and Michelangelo Volpi, as approved by the Board of Directors and the Nominating and Governance Committee, to hold office until the 2026 Annual Meeting of Stockholders and until their successors are duly elected and qualified, or until their earlier death, resignation, or removal;

•	Proposal Two: Ratification of the selection of PricewaterhouseCoopers LLP (PwC) as our independent registered public accounting firm for the year ending December 31, 2023;

•	Proposal Three: Non-binding advisory vote to approve the compensation of our named executive officers; and

•	Proposal Four: Non-binding advisory vote on the frequency of future stockholder advisory votes on the compensation of our named executive officers.

What are the voting recommendations of our Board of Directors?

Our Board of Directors recommends that you vote “FOR” the director nominees named in Proposal One, “FOR” the ratification of the selection of PwC as our independent registered public accounting firm as described in Proposal Two, “FOR” the approval, on a non-binding, advisory basis, of the compensation of our named executive officers, as disclosed in this Proxy Statement, and as described in Proposal Three, and “FOR” the option of “one year” as the preferred frequency for future non-binding advisory votes to approve the compensation of our named executive officers, as described in Proposal Four.

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the Securities and Exchange Commission (SEC), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you the Notice because our Board of Directors is soliciting your proxy to vote at the Annual Meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or to request a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about April 18, 2023 to all stockholders of record entitled to vote at the Annual Meeting.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 5, 2023 (Record Date) will be entitled to vote at the Annual Meeting. On the Record Date, there were 187,055,665 shares of Class A common stock and 108,356,930 shares of Class B common stock outstanding.

Stockholder of Record: Shares Registered in Your Name. If, at the close of business on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote online during the Annual Meeting or by proxy in advance. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares by proxy in advance of the Annual Meeting through the internet, by telephone, or by completing and returning a printed proxy card.

Beneficial Owner: Shares Held on Your Behalf by a Brokerage Firm, Bank, or Other Nominee. If, at the close of business on the Record Date, your shares were held not in your name, but on your behalf by a brokerage firm, bank, or other nominee, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that nominee. Those shares will be reported as being held by the nominee (e.g., your brokerage firm) in the system of record used for identifying stockholders. As a beneficial owner of the shares, you are invited to attend the Annual Meeting, and you have the right to direct your brokerage firm, bank, or other nominee regarding how to vote the shares in your account. You may access the meeting and vote by logging in with your control number at www.virtualshareholdermeeting.com/CFLT2023.

Will a list of record stockholders as of the Record Date be available?

For the ten days prior to the Annual Meeting, the stockholder list will be available upon request to CLO@confluent.io for examination by any stockholder for any purpose relating to the Annual Meeting.

How do I attend and ask questions during the Annual Meeting?

We will be hosting the Annual Meeting via live webcast only. You can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/CFLT2023 by logging in with your control number. The meeting will start at 9:00 a.m., Pacific Time, on Thursday, June 1, 2023. We recommend that you log in a few minutes before 9:00 a.m., Pacific Time, to ensure you are logged in when the Annual Meeting starts. The webcast will open 15 minutes before the start of the Annual Meeting. Stockholders attending the Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting.

In order to enter the Annual Meeting, you will need your control number, which is included in the Notice or on your proxy card if you are a stockholder of record. If you are the beneficial owner of your shares, your control number is included with your voting instruction card and voting instructions received from your brokerage firm, bank, or other nominee. Instructions on how to attend and participate are available at www.virtualshareholdermeeting.com/CFLT2023.

If you would like to submit a question during the Annual Meeting, you may log in at www.virtualshareholdermeeting.com/CFLT2023 using your control number, type your question into the “Ask a Question” field, and click “Submit.” To help ensure that we have a productive and efficient meeting, and in fairness to all stockholders in attendance, you will also find posted our rules of conduct for the Annual Meeting when you log in prior to its start. We will answer as many questions submitted in accordance with the rules of conduct as possible in the time allotted for the Annual Meeting. Only questions that are relevant to an agenda item to be voted on by stockholders at the Annual Meeting will be answered.

How do I vote?

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you may vote (i) online during the Annual Meeting or (ii) in advance of the Annual Meeting by proxy through the internet, by telephone, or by using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. Even if you have submitted a proxy before the meeting, you may still attend online and vote during the meeting. In such case, your previously submitted proxy will be disregarded. For more information, see the question below titled “Can I change my vote or revoke my proxy after submitting a proxy?”

•

To vote in advance of the Annual Meeting (i) through the internet, go to www.proxyvote.com to complete an electronic proxy card, or (ii) by telephone, call 1-800-690-6903. You will be asked to provide the control number from the Notice, proxy card, or instructions that accompanied your proxy materials. Votes over the internet or by telephone must be received by 11:59 p.m., Eastern Time on May 31, 2023 to be counted.

•

To vote in advance of the Annual Meeting using a printed proxy card, simply complete, sign, and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•

To vote online during the Annual Meeting, follow the provided instructions to join the Annual Meeting at www.virtualshareholdermeeting.com/CFLT2023, starting at 9:00 a.m., Pacific Time, on Thursday, June 1, 2023. You will need to enter the control number located on the Notice, on your proxy card, or in the instructions that accompanied your proxy materials. The webcast will open 15 minutes before the start of the Annual Meeting.

Beneficial Owner: Shares Held on Your Behalf by a Brokerage Firm, Bank, or Other Nominee. If you are a beneficial owner of shares held on your behalf by a brokerage firm, bank, or other nominee, you should have received a Notice containing voting instructions from that nominee rather than from us. To vote online during the Annual Meeting, you must follow the instructions from such nominee.

What if I have technical difficulties or trouble accessing the Annual Meeting?

We will have technicians ready to assist you with any technical difficulties you may have accessing the Annual Meeting. If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted at www.virtualshareholdermeeting.com/CFLT2023.

How many votes do I have?

Each holder of shares of our Class A common stock will have one vote per share held as of the close of business on the Record Date. Each holder of shares of our Class B common stock will have ten votes per share held as of the close of business on the Record Date.

What if another matter is properly brought before the Annual Meeting?

Our Board of Directors does not intend to bring any other matters to be voted on at the Annual Meeting, and currently knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Can I vote my shares by filling out and returning the Notice?

No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote by proxy in advance of the Annual Meeting through the internet, by telephone, using a printed proxy card, or online during the Annual Meeting.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change my vote or revoke my proxy after submitting a proxy?

Yes. If you are a stockholder of record, you can change your vote or revoke your proxy at any time before the final vote at the Annual Meeting in any one of the following ways:

•	Submit another properly completed proxy card with a later date.

•	Grant a subsequent proxy by telephone or through the internet by 11:59 p.m., Eastern Time on May 31, 2023.

•	Send a timely written notice that you are revoking your proxy to our Secretary via email at CLO@confluent.io.

•

Attend the Annual Meeting and vote online during the meeting. Simply attending the Annual Meeting will not, by itself, change your vote or revoke your proxy. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions or vote in advance of the Annual Meeting by telephone or through the internet so that your vote will be counted if you later decide not to attend the Annual Meeting.

If you are a beneficial owner and your shares are held in “street name” on your behalf by a brokerage firm, bank, or other nominee, you should follow the instructions provided by that nominee.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a stockholder of record and do not vote through the internet, by telephone, by completing a proxy card, or online during the Annual Meeting, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted in accordance with the recommendations of our Board of Directors:

•	“FOR” the election of each of the three nominees for Class II director,

•	“FOR” the ratification of the selection of PwC as our independent registered public accounting firm for the year ending December 31, 2023,

•	“FOR” the approval, on a non-binding, advisory basis, of the compensation of our named executive officers, as disclosed in this Proxy Statement, and

•	“FOR” the option of “one year” as the preferred frequency for future non-binding advisory votes to approve the compensation of our named executive officers.

If any other matter is properly presented at the Annual Meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

If I am a beneficial owner of shares held in “street name” and I do not provide my brokerage firm, bank, or other nominee with voting instructions, what happens?

An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. If a stockholder indicates on its proxy card that it wishes to abstain from voting its shares or withholds votes as to a particular proposal, or if a broker, bank, or other nominee holding its customers’ shares of record causes abstentions or withheld votes to be recorded for shares, these shares will be considered present and entitled to vote at the Annual Meeting. As a result, abstentions and withheld votes will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against a proposal in cases where approval of the proposal requires the affirmative vote of the holders of a majority of the voting power of the shares present and entitled to vote at the Annual Meeting (e.g., Proposal No. 2). However, because the outcome of Proposal No. 1 (election of directors) will be determined by a plurality vote, withheld votes and broker non-votes will have no impact on the outcome of such proposal as long as a quorum exists.

A broker non-vote occurs when a broker, bank, or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank, or other nominee does not have discretionary voting power with respect to such proposal and has not received voting instructions from the beneficial owner of the shares. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting but will not be counted for purposes of determining the number of votes present and entitled to vote or votes cast. Therefore, a broker non-vote will make a quorum more readily attainable but will not otherwise affect the outcome of the vote on any proposal.

Brokerage firms, banks, and other nominees have discretionary voting power over “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under applicable rules and interpretations, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as elections of directors (even if not contested), mergers, stockholder proposals, executive compensation, and certain corporate governance proposals, even if supported by management.

Accordingly, your brokerage firm, bank, or other nominee may vote your shares on Proposal No. 2, which is considered a “routine” matter. Your brokerage firm, bank, or other nominee may not, however, vote your shares on Proposals No. 1, 3 or 4, which are considered “non-routine” matters, without your instructions, which would result in a “broker non-vote.” In such case, your shares would not be counted as having been voted on Proposals No. 1, 3, or 4, as applicable.

If you are a beneficial owner of shares held in street name, and you do not plan to attend the Annual Meeting, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your brokerage firm, bank, or other nominee by the deadline provided in the materials you receive from your nominee.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count:

•	For the proposal to elect three Class II directors, votes “FOR,” “WITHHOLD,” and broker non-votes;

•	For the proposal to ratify the selection of PwC as our independent registered public accounting firm for the year ending December 31, 2023, votes “FOR,” “AGAINST,” and abstentions;

•	For the proposal to approve the compensation of our named executive officers, as disclosed in this proxy statement, votes “FOR,” “AGAINST,” abstentions and broker non-votes; and

•

For the proposal on the frequency of future stockholder advisory votes on the compensation of our named executive officers, votes “ONE YEAR,” “TWO YEARS,” “THREE YEARS,” and abstentions and broker non-votes.

How many votes are needed to approve each proposal?

Proposal One. Directors are elected by a plurality of the votes of the shares present by remote communication or by proxy duly authorized at the meeting and entitled to vote generally on the election of directors. “Plurality” means that the three director nominees for Class II who receive the largest number of votes cast “FOR” such nominees will be elected as directors. As a result, any shares not voted “FOR” a particular nominee, whether as a result of a “WITHHOLD” vote or a broker non-vote (in other words, where a brokerage firm has not received voting instructions from the beneficial owner for this proposal and as a result, does not have discretionary power to vote on the matter), will not be counted in such nominee’s favor and will have no effect on the outcome of the election. You may vote “FOR” or “WITHHOLD” on each of the nominees for election as a director.

Proposal Two. The ratification of the selection of PwC as our independent registered public accounting firm for the year ending December 31, 2023 requires the affirmative vote of the holders of a majority of the voting power of the shares of our common stock present by remote communication or represented by proxy duly authorized at the meeting and entitled to vote generally on the subject matter. Abstentions are considered shares present and entitled to vote on this proposal, and thus, will have the same effect as a vote “AGAINST” this proposal. Because this is a routine proposal, there will not be any broker non-votes.

Proposal Three. The approval of the compensation of our named executive officers on a non-binding, advisory basis, will be considered to be approved if it receives “For” votes from the affirmative vote of a majority of the voting power of the shares of our common stock present by remote communication or represented by proxy duly authorized at the meeting and entitled to vote generally on the subject matter. Abstentions are considered shares present and entitled to vote on this proposal and, thus, will have the same effect as a vote “AGAINST”. Broker non-votes will have no effect on the outcome of this proposal. Because this proposal is an advisory vote, the result will not be binding on our Board of Directors or our company. Our Board of Directors and our Compensation Committee, however, will consider the outcome of the vote when determining the compensation of our named executive officers.

Proposal Four. For the non-binding, advisory vote on the frequency of future stockholder advisory votes on the compensation of our named executive officers, the frequency receiving the affirmative vote of a majority of the voting power of the shares of our common stock present by remote communication or represented by proxy duly authorized at the meeting and entitled to vote generally on the subject matter will be considered the frequency preferred by the stockholders. Abstentions are considered shares present and entitled to vote on this proposal and, thus, will have the same effect as a vote “AGAINST” each of the proposed voting frequencies. Broker non-votes will have no effect on the outcome of this proposal. Because this proposal is an advisory vote, the result will not be binding on our Board of Directors or our company. Our Board of Directors and our Compensation Committee, however, will consider the outcome of the vote when determining how often we should submit to our stockholders an advisory vote to approve the compensation of our named executive officers.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid Annual Meeting. A quorum will be present if stockholders holding at least a majority of the voting power of the outstanding shares entitled to vote at the Annual Meeting are present at the Annual Meeting either by virtual attendance or by proxy. On the Record Date, there were 187,055,665 shares of our Class A common stock and 108,356,930 shares of our Class B common stock outstanding and entitled to vote.

Your shares will be counted as present only if you submit a valid proxy (or one is submitted on your behalf by your brokerage firm, bank, or other nominee) or if you vote online during the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairperson of the Annual Meeting or holders of a majority of the voting power of the shares present at the Annual Meeting may adjourn the Annual Meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

We expect that preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amendment to the Form 8-K to publish the final results.

When are stockholder proposals due for next year’s annual meeting?

Requirements for stockholder proposals to be considered for inclusion in our proxy materials. To be considered for inclusion in next year’s proxy materials, stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (Exchange Act), must be submitted in writing by December 20, 2023 to our Secretary at 899 W. Evelyn Avenue, Mountain View, California 94041, Attention: Secretary.

Requirements for stockholder proposals to be brought before the annual meeting. Our Amended and Restated Bylaws provide that, for stockholder proposals that are not to be included in next year’s proxy materials to be considered at an annual meeting (including because they were not timely submitted for inclusion pursuant to Rule 14a-8 under the Exchange Act), stockholders must give timely advance written notice thereof to our Secretary at 899 W. Evelyn Avenue, Mountain View, California 94041, Attention: Secretary. In order to be considered timely, notice of a proposal (including a director nomination) for consideration at the 2024 annual meeting of stockholders that is not to be included in next year’s proxy materials must be received by our Secretary in writing not earlier than the close of business on February 2, 2024 nor later than the close of business on March 3, 2024. However, if our 2024 annual meeting of stockholders is not held between May 1, 2024 and July 2, 2024, the notice must be received not earlier than the close of business on the 120th day prior to the 2024 annual meeting of stockholders, and not later than the close of business on the later of the 90th day prior to the 2024 annual meeting of stockholders or the 10th day following the day on which public announcement of the date of the 2024 annual meeting is first made. Any such notice to the Secretary must include the information required by our Amended and Restated Bylaws.

In addition to satisfying the foregoing requirements under our Amended and Restated Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than Confluent’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 2, 2024.

Who is paying for this proxy solicitation?

We will pay for the cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid additional compensation for soliciting proxies. We may reimburse brokerage firms, banks, and other nominees for the cost of forwarding proxy materials to beneficial owners. If you choose to access the proxy materials and/or vote over the internet, you are responsible for any internet access charges you may incur.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

The following table sets forth, for the Class II nominees for election at the Annual Meeting and our other directors who will continue in office after the Annual Meeting, their ages, independence, and position or office held with us as of March 31, 2023:

Name	Age	Independent(2)		Title
Class II director nominees(1)
Matthew Miller	42		☑	Director
Eric Vishria	43		☑	Director
Michelangelo Volpi	56		☑	Director
Class III directors(1)
Lara Caimi	46		☑	Director
Jonathan Chadwick	57		☑	Director
Neha Narkhede	38			Director
Class I directors(1)
Alyssa Henry	52		☑	Director
Jay Kreps	42			Chief Executive Officer and Chairman
Greg Schott*	58	☑		Director

*	Lead Independent Director.
(1)

Class II director nominees are up for election at the Annual Meeting and will continue in office until the 2026 annual meeting of stockholders. Class III directors will continue in office until the 2024 annual meeting of stockholders. Class I directors will continue in office until the 2025 annual meeting of stockholders.

(2)	As defined in Nasdaq listing rules.

Set forth below is biographical information for the Class II director nominees and each person whose term of office as a director will continue after the Annual Meeting. This includes information regarding each director’s experience, qualifications, attributes, or skills that led our Board of Directors to recommend them for board service.

Nominees for Election at the Annual Meeting

Matthew Miller. Mr. Miller has served as a member of our Board of Directors since March 2017. Since March 2012, Mr. Miller has served as a Partner at Sequoia Capital, a venture capital firm. Mr. Miller currently serves on the boards of directors of a number of privately-held companies. Mr. Miller holds a B.S. in Finance from Brigham Young University. Mr. Miller is qualified to serve on our Board of Directors due to his extensive experience in the data analytics and cloud services industries, including as a venture capital investor and a member of the boards of directors of other data analytics and cloud services companies.

Eric Vishria. Mr. Vishria has served as a member of our Board of Directors since September 2014. Since July 2014, Mr. Vishria has served as a General Partner at Benchmark. From August 2013 to August 2014, Mr. Vishria served as Vice President of Digital Magazines and Verticals at Yahoo Inc., a web services and digital media company. Previously, Mr. Vishria served as co-founder and Chief Executive Officer of RockMelt, Inc., a social media web browser. Mr. Vishria has served on the board of directors of Amplitude, Inc., a digital optimization company, since December 2014, and also serves on the boards of directors of a number of privately-held companies. Mr. Vishria holds a B.S. in Mathematical and Computational Science from Stanford University. Mr. Vishria is qualified to serve on our Board of Directors because of his experience as a venture capital investor and a member of the boards of directors of other data analytics and cloud services companies.

Michelangelo Volpi. Mr. Volpi has served as a member of our Board of Directors since April 2015. Since July 2009, Mr. Volpi has served as a Partner at Index Ventures, a venture capital firm. Mr. Volpi has served as a director of Sonos, Inc., a consumer electronics company, since March 2010, and Aurora Innovation, Inc., a self-driving technology company, since January 2018. Mr. Volpi has previously served as a director of various public companies, including Elastic N.V., a search and data analysis company, from January 2013 to July 2022, Tishman Speyer Innovation Corp. II, a publicly traded special purpose acquisition company, from February 2021 to December 2022, TS Innovation Acquisitions Corp., a publicly traded special purpose acquisition company, from November 2020 to June 2021, Fiat Chrysler Automobiles N.V., an automotive company, from April 2017 to January 2021, Zuora, Inc., an enterprise software company, from November 2011 to June 2020, Hortonworks, Inc. (now a subsidiary of Cloudera, Inc.), a data software company, from October 2011 to January 2019, Pure Storage, Inc., an all-flash data storage company, from April 2014 to October 2018, and Exor N.V., a holding company, from April 2012 to May 2018. Mr. Volpi holds a B.S. in Mechanical Engineering, an M.S. in Manufacturing Systems Engineering, and an M.B.A. from Stanford University. Mr. Volpi is qualified to serve on our Board of Directors because of his extensive experience in the venture capital industry and his knowledge of technology companies.

Directors Continuing in Office Until the 2024 Annual Meeting of Stockholders

Lara Caimi. Ms. Caimi has served as a member of our Board of Directors since December 2020. Since December 2017, she has served in various leadership positions, including Chief Customer and Partner Officer, at ServiceNow, Inc., a service management software company. From October 2000 to November 2017, she served as a Partner at Bain & Company Inc., a management consulting firm. Ms. Caimi holds a B.A. in English Literature and Economics from St. Olaf College, an M.I.B. from the University of Sydney as a Fulbright Scholar, and an M.B.A. from Harvard Business School. Ms. Caimi is qualified to serve as a member of our Board of Directors because of her significant knowledge of the software industry and her leadership experience.

Jonathan Chadwick. Mr. Chadwick has served as a member of our Board of Directors since August 2019. From November 2012 to April 2016, Mr. Chadwick served as Chief Financial Officer and Executive Vice President of VMware, Inc., a virtualization and cloud infrastructure solutions company, and also served as VMware’s Chief Operating Officer from August 2014 to April 2016. Previously, Mr. Chadwick served in various leadership positions at Skype Communication S.á.r.l., a voice over IP service, and Microsoft Corporation after its acquisition of Skype in October 2011. He has served as a director of Elastic N.V., a search and data analysis company, since August 2018, Zoom Video Communications, Inc., a video conferencing company, since September 2017, ServiceNow, Inc., a service management software company, since October 2016, Samsara Inc., an Internet-of-Things solution provider, since August 2020, and various private companies. He previously served on the board of directors of Cognizant Technology Solutions Corporation, an IT business services provider, from April 2016 to December 2019, and F5 Networks, Inc., an application networking delivery company, from August 2011 to June 2019. Mr. Chadwick was previously qualified as a Chartered Accountant in England and holds a B.Sc. degree in Electrical and Electronic Engineering from the University of Bath, UK. Mr. Chadwick is qualified to serve as a member of our Board of Directors because of his significant financial expertise as a chief financial officer of other companies and service on the boards of directors of various public companies.

Neha Narkhede. Ms. Narkhede is a co-founder of our company and has served as a member of our Board of Directors since our inception in September 2014. Since July 2021, Ms. Narkhede has served as Chief Executive Officer of Oscilar, Inc., a risk-management platform. She also served as our Chief Technology and Product Officer from 2015 through December 2019. From February 2010 to September 2014, she served as a software engineer and more recently as Lead, Streams Infrastructure at LinkedIn Corp., an employment-oriented online service company. Ms. Narkhede holds a B.E. in Computer Science from the University of Pune and an M.S. in Computer Science from the Georgia Institute of Technology. Ms. Narkhede is qualified to serve on our Board of Directors due to her experience as co-founder of our company and her expertise and experience as a software engineer.

Directors Continuing in Office Until the 2025 Annual Meeting of Stockholders

Alyssa Henry. Ms. Henry has served as a member of our Board of Directors since May 2021. Since May 2014, she has served in various leadership roles, including Chief Executive Officer of Square, at Block, Inc., a public software and financial services company. From 2006 to 2014, Ms. Henry served in various positions, including as Vice President of Amazon Web Services and Storage Services, for Amazon.com Inc., an e-commerce company. Ms. Henry has served as a director of Intel Corporation, a semiconductor and technology company, since January 2020, and previously served as a director of Unity Software Inc., a video game software development company, from October 2018 to November 2022. Ms. Henry holds a B.S. in Mathematics and Applied Science with a specialization in computing from the University of California, Los Angeles. Ms. Henry is qualified to serve on our Board of Directors because of her experience working in the software and technology industries and her expertise in computer science and engineering.

Jay Kreps. Mr. Kreps is a co-founder of our company and has served as Chief Executive Officer and a member of our Board of Directors since our inception in September 2014. From July 2009 to September 2014, he served as an engineer, engineering manager, and software architect at LinkedIn Corp., an employment-oriented online service company. He was one of the original creators of Apache Kafka while at LinkedIn. Mr. Kreps holds a B.S. in Computer Science and an M.S. in Computer Science from the University of California, Santa Cruz. Mr. Kreps is qualified to serve on our Board of Directors because of his experience as co-founder of our company and co-creator of Apache Kafka.

Greg Schott. Mr. Schott has served as a member of our Board of Directors since June 2020. Since October 2022, he has served as the Executive Chairman of Veev, Inc. From June 2018 to March 2020, Mr. Schott served in various leadership positions at Salesforce.com, Inc., a cloud-based software company. From 2009 to 2018, Mr. Schott served as Chairman and Chief Executive Officer of MuleSoft, LLC. Mr. Schott holds a B.S. in Mechanical Engineering from North Carolina State University and an M.B.A. from the Stanford University Graduate School of Business. Mr. Schott is qualified to serve on our Board of Directors due to his extensive experience in leadership roles at technology and cloud computing companies.

Independence of our Board of Directors

Our Class A common stock is listed on the Nasdaq Global Select Market (Nasdaq). Under the listing standards of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors. In addition, the listing standards of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and governance committees be independent. Under the listing standards of Nasdaq, a director will only qualify as an “independent director” if the listed company’s board of directors affirmatively determines that the director does not have a relationship with the listed company (either directly or as a partner, shareholder, or officer of an organization that has a relationship with the company) that, in the opinion of the listed company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Audit Committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Exchange Act and the listing standards of Nasdaq. Compensation Committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and the listing standards of Nasdaq.

Our Board of Directors has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment, and affiliations, our Board of Directors has affirmatively determined that each of our directors, other than Mr. Kreps and Ms. Narkhede, is “independent” as that term is defined under the listing standards of Nasdaq. In making these affirmative determinations, our Board of Directors considered the current and prior relationships that each non-employee director has with Confluent and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Transactions with Related Persons.”

Board Leadership

Our Nominating and Governance Committee periodically considers the leadership structure of our Board of Directors and makes such recommendations to our Board of Directors as our Nominating and Governance Committee deems appropriate. Our Corporate Governance Guidelines also provide that, when our Board of Directors does not have an independent chairperson, the independent members of our Board of Directors will designate a “Lead Independent Director.”

Currently, our Board of Directors believes that it is in the best interests of Confluent and our stockholders for our Chief Executive Officer, Mr. Kreps, to serve as both Chief Executive Officer and Chairman given his knowledge of our company and industry and his strategic vision. Because Mr. Kreps has served and continues to serve in both these roles, our Board of Directors has appointed a Lead Independent Director, Greg Schott. As Lead Independent Director, Mr. Schott provides leadership to our Board of Directors if circumstances arise in which the role of Chief Executive Officer and Chairman of our Board of Directors may be, or may be perceived to be, in conflict, and performs such additional duties as our Board of Directors may otherwise determine and delegate, including presiding over each executive session of non-management directors in which those directors meet without management participation. Our Board of Directors believes that its independence and oversight of management is maintained effectively through this leadership structure, the composition of our Board of Directors, and sound corporate governance policies and practices.

Role of the Board in Risk Oversight

Our Board of Directors oversees our risk management processes, which are designed to support the achievement of organizational objectives, improve long-term organizational performance, and enhance stockholder value while mitigating and managing identified risks. A fundamental part of our approach to risk management is not only understanding the most significant risks we face as a company and the necessary steps to manage those risks, but also deciding what level of risk is appropriate for Confluent. Our Board of Directors plays an integral role in guiding management’s risk tolerance and determining an appropriate level of risk.

While our full Board of Directors has overall responsibility for evaluating key business risks, its committees monitor and report to our Board of Directors on certain risks. Our Audit Committee monitors our major financial, accounting, legal, compliance, investment, tax, cybersecurity and data privacy risks, and the steps our management has taken to identify and control these exposures, including by reviewing and setting guidelines, internal controls, and policies that govern the process by which risk assessment and management is undertaken. Our Audit Committee also monitors compliance with legal, regulatory, and ethical compliance programs, and directly supervises our internal audit function. Our Compensation Committee assesses and monitors whether our compensation philosophy and practices have the potential to encourage excessive risk-taking, and also plans for leadership succession. Our Nominating and Governance Committee oversees risks associated with director independence and the composition and organization of our Board of Directors, periodically reviews our Code of Conduct and Corporate Governance Guidelines, and provides general oversight of our other corporate governance policies and practices.

In connection with its reviews of the operations of our business, our full Board of Directors addresses holistically the primary risks associated with our business, as well as the key risk areas monitored by its committees, including cybersecurity and privacy risks. Our Board of Directors appreciates the evolving nature of our business and industry and oversees Confluent’s monitoring and mitigation of new threats and risks as they emerge. In particular, our Board of Directors is committed to the prevention, timely detection, and mitigation of the effects of cybersecurity threats or incidents. Further, our Board of Directors has closely monitored and continues to monitor the COVID-19 pandemic, its effects on our business, and related risk mitigation strategies.

At periodic meetings of our Board of Directors and its committees, management reports to and seeks guidance from our Board of Directors and its committees with respect to the most significant risks that could affect our business, such as legal and compliance risks, cybersecurity and privacy risks, and financial, tax, and audit-related risks. In addition, among other matters, management provides our Audit Committee periodic reports on our compliance programs and investment policy and practices.

Board Meetings and Committees

Our Board of Directors is responsible for the oversight of management and the strategy of Confluent and for establishing corporate policies. Our Board of Directors meets periodically during the year to review significant developments affecting Confluent and to act on matters requiring the approval of our Board of Directors. Our Board of Directors met seven times during our last fiscal year. Our Board of Directors has established an Audit Committee, a Compensation Committee, a Nominating and Governance Committee, and a Mergers and Acquisitions Committee. The Audit Committee met five times during our last fiscal year. Our Compensation Committee met six times during our last fiscal year. Our Nominating and Governance Committee met four times during our last fiscal year. Our Mergers and Acquisitions Committee did not meet separately during our last fiscal year. During our last fiscal year, each director attended at least 75% of the aggregate of (i) the total number of meetings of our Board of Directors held during the period for which he or she had been a director and (ii) the total number of meetings held by all committees of our Board of Directors on which he or she served during the periods that he or she served. We strongly encourage our directors to attend our Annual Meeting.

The composition and responsibilities of each of the standing committees of our Board of Directors are described below. Members serve on these committees until their resignation or until otherwise determined by our Board of Directors. Our Board of Directors may establish other committees as it deems necessary or appropriate from time to time.

Name	Audit	Compensation	Nominating and Governance	Mergers & Acquisitions

Jay Kreps

Lara Caimi

Jonathan Chadwick

Alyssa Henry

Matthew Miller

Neha Narkhede

Greg Schott+

Eric Vishria

Michelangelo Volpi

Committee Chairman
+	Lead Independent Director

Audit Committee

Our Audit Committee consists of Jonathan Chadwick, Matthew Miller, and Eric Vishria. The chairman of our Audit Committee is Mr. Chadwick. Our Board of Directors has determined that each member of our Audit Committee satisfies the independence requirements under the listing standards of Nasdaq and Rule 10A-3(b)(1) under the Exchange Act. Our Board of Directors has determined that Mr. Chadwick is an “audit committee financial expert” within the meaning of SEC regulations. Each member of our Audit Committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, our Board of Directors has examined each Audit Committee member’s scope of experience and the nature of his employment.

The primary purpose of our Audit Committee is to discharge the responsibilities of our Board of Directors with respect to our accounting and financial reporting processes and internal controls, the audit and integrity of our financial statements, overseeing our independent registered public accounting firm and our internal audit function, our compliance with applicable laws, and our risk assessment and risk management with respect to financial, accounting, tax, cybersecurity and information technology matters. Specific responsibilities of our Audit Committee include:

•	helping our Board of Directors oversee our accounting and financial reporting processes and internal controls;

•

managing the selection, appointment, compensation, retention, independence, evaluation, and performance of a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

•	approving or, as permitted, pre-approving, audit and permissible non-audit and tax services to be performed by the independent registered public accounting firm;

•

discussing the scope, materiality, and timing of the annual audit with the independent registered public accounting firm and reviewing, with management and the independent registered public accounting firm, the results of the independent audit and the quarterly reviews;

•	preparing the Audit Committee Report that the SEC requires in our annual proxy statement;

•

reviewing and discussing with management and the independent registered public accounting firm the adequacy and effectiveness of our internal controls, and any fraud involving management or other Confluent employees that have a significant role in our internal controls;

•	reviewing and discussing the adequacy and effectiveness of our disclosure controls and procedures;

•	meeting periodically with the internal auditors;

•

reviewing and discussing with management and the independent registered public accounting firm the adequacy and effectiveness of our legal, regulatory, and ethical compliance programs and reports regarding compliance with applicable laws, regulations and internal compliance programs;

•

overseeing procedures for the receipt, retention, and treatment of complaints on accounting, internal accounting controls, or audit matters, and for employees to submit concerns anonymously about questionable accounting or auditing matters;

•	reviewing and discussing our major financial risk exposures, including reviewing our policies on risk assessment and risk management;

•	reviewing significant cybersecurity matters and concerns, including information security, data privacy, and related regulatory matters and compliance;

•	reviewing with management our investment philosophy and policies;

•	overseeing significant tax matters;

•	reviewing and overseeing related party transactions;

•	setting hiring policies with respect to employees and former employees of our independent registered public accounting firm; and

•	reviewing our Whistleblower Policy, Global Anti-Bribery and Anti-Corruption Policy, Related Person Transactions Policy, and other policies as requested by our management.

Our Audit Committee operates under a written charter that satisfies the applicable listing standards of Nasdaq and is available to stockholders on our website at https://investors.confluent.io/.

Compensation Committee

Our Compensation Committee consists of Lara Caimi, Alyssa Henry, Matthew Miller and Greg Schott. The chairman of our Compensation Committee is Mr. Schott. Our Board of Directors has determined that each member of our Compensation Committee is independent under the listing standards of Nasdaq and Rule 10C-1 under the Exchange Act, and a “non-employee director” as defined in Rule 16b-3 under the Exchange Act.

The primary purpose of our Compensation Committee is to discharge the responsibilities of our Board of Directors in overseeing our compensation policies, plans, and programs, and to review and determine, or recommend to our Board of Directors for approval, as appropriate, the compensation to be paid to our executive officers and directors. Specific responsibilities of our Compensation Committee include:

•	approving the retention of compensation consultants and outside service providers and advisors;

•

reviewing and approving the corporate goals and objectives applicable to the compensation of our Chief Executive Officer and, with the independent members of our Board of Directors, evaluating our Chief Executive Officer’s performance with respect to those goals and objectives;

•

reviewing and recommending to the independent members of our Board of Directors for approval the compensation of our Chief Executive Officer and any severance arrangements or change of control protections;

•	in consultation with our Chief Executive Officer, reviewing and approving the compensation of our other executive officers and any severance arrangements or change of control protections;

•

reviewing, approving, administering, amending, or terminating our incentive compensation plans, including by establishing performance objectives and certifying performance achievement, and granting awards under the plans (except with respect to our Chief Executive Officer, whereby our Compensation Committee will recommend award grants to the independent members of our Board of Directors for approval);

•	administering our equity incentive plans and, as the Compensation Committee deems appropriate, other benefit plans;

•	overseeing our compensation philosophy and the risks arising from our compensation philosophy and practices;

•

reviewing and recommending to our Board of Directors for approval the frequency with which we will conduct stockholder advisory votes on executive compensation and overseeing our submissions to stockholders on executive compensation matters, when applicable;

•	reviewing and recommending to our Board of Directors the compensation of our non-employee directors;

•

reviewing, adopting, amending, or terminating, or recommending to our Board of Directors for review, adoption, amendment, or termination, and overseeing our stock ownership policies and clawback policies, as determined to be necessary or appropriate or as required by law;

•	reviewing and discussing with management our Compensation Discussion and Analysis, when required;

•	preparing the Compensation Committee Report that the SEC requires in our annual proxy statement, when required;

•	reviewing and approving our peer companies; and

•

reviewing our succession plans for our executive management team (and, with respect to our Chief Executive Officer, together with the other independent members of our Board of Directors) and assisting our Board of Directors in evaluating potential successors to our Chief Executive Officer.

Our Compensation Committee operates under a written charter that satisfies the applicable listing standards of Nasdaq and is available to stockholders on our website at https://investors.confluent.io/.

Processes and Procedures for Compensation Decisions

Our Compensation Committee is primarily responsible for establishing and reviewing our overall compensation strategy. In addition, our Compensation Committee oversees our compensation and benefit plans and policies, administers our equity incentive plans, reviews and approves all compensation decisions relating to our executive officers, and reviews and recommends all compensation decisions relating to our Chief Executive Officer to the independent members of our Board of Directors. Our Compensation Committee consults with our Chief Executive Officer regarding the compensation of our executive officers other than himself.

Our Compensation Committee has adopted an equity award grant policy. Under this policy, we generally grant equity awards on a regularly-scheduled basis to enhance the effectiveness of our internal control over our equity award grant process. Pursuant to the policy, our Compensation Committee has delegated certain limited authority to a management committee consisting of our Chief Financial Officer, Chief Legal Officer and Chief People Officer, by which such committee may approve the grant of certain equity awards to employees within guidelines reviewed and approved from time to time by our Compensation Committee and subject to other limitations and requirements.

Under its charter, our Compensation Committee has the right to retain or obtain the advice of compensation consultants, independent legal counsel, and other advisers. During the year ended December 31, 2022, our Compensation Committee retained Compensia, Inc. (Compensia), a compensation consulting firm with compensation expertise relating to technology companies, to provide it with market information, analysis, and other advice relating to executive compensation on an ongoing basis. Compensia was engaged directly by our Compensation Committee to, among other things, assist in developing an appropriate group of peer companies to help us determine the appropriate level of overall compensation for our executive officers and non-employee directors, as well as to assess each separate element of executive officer and non-employee director compensation, with a goal of ensuring that the compensation we offer to our executive officers and non-employee directors is competitive, fair, and appropriately structured. Compensia does not provide any non-compensation related services to us, and maintains a policy that is specifically designed to prevent any conflicts of interest. In addition, our Compensation Committee has assessed the independence of Compensia, taking into account, among other things, the factors set forth in Exchange Act Rule 10C-1 and the listing standards of Nasdaq, and concluded that no conflict of interest exists with respect to the work that Compensia performs for our Compensation Committee.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee are currently or has been at any time one of our officers or employees. None of our executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Nominating and Governance Committee

Our Nominating and Governance Committee consists of Jonathan Chadwick, Greg Schott, and Michelangelo Volpi. The chairman of our Nominating and Governance Committee is Mr. Volpi. Our Board of Directors has determined that each member of our Nominating and Governance Committee is independent under the listing standards of Nasdaq.

The primary purpose of our Nominating and Governance Committee is to assist our Board of Directors in identifying individuals to become members of our Board of Directors, to select, or recommend to our Board of

Directors, director nominees for each annual meeting of stockholders and members for each committee of our Board of Directors, to develop and maintain our corporate governance policies, and to oversee the evaluation of our Board of Directors and its committees. Specific responsibilities of our Nominating and Governance Committee include:

•	determining the qualifications, qualities, skills, and other expertise required to be a director, and to develop and recommend to our Board of Directors for approval criteria for director nominees;

•	evaluating the size, composition, organization, and governance of our Board of Directors and its committees;

•

identifying, evaluating, and selecting, or recommending to our Board of Directors for selection, candidates to serve on our Board of Directors, including the nomination of incumbent directors for reelection and nominees recommended by stockholders;

•	considering the leadership structure of our Board of Directors, including the separation of the Chairman and Chief Executive Officer roles and/or the appointment of a Lead Independent Director;

•	evaluating the independence of directors and director nominees;

•	reviewing and making recommendations to our Board of Directors regarding the structure, composition and chairpersons of the committees of our Board of Directors;

•	developing, reviewing, and making recommendations to our Board of Directors regarding our Corporate Governance Guidelines and other policies as requested by our management;

•

overseeing our corporate governance practices, including reviewing and making recommendations to our Board of Directors regarding any changes to our Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws;

•	overseeing annual evaluations of the Board of Directors and its committees;

•	reviewing stockholder proposals for action at our annual meeting and making recommendations to our Board of Directors regarding any such proposals;

•	reviewing and monitoring compliance with our Code of Conduct and approving any changes;

•	reviewing actual and potential conflicts of interest of directors and officers; and

•	overseeing our environmental, social, and governance strategy, programs and public disclosures.

Our Nominating and Governance Committee operates under a written charter that satisfies the applicable listing standards of Nasdaq and is available to stockholders on our website at https://investors.confluent.io/.

Mergers and Acquisitions Committee

Our Mergers and Acquisitions Committee consists of Jay Kreps, Lara Caimi, Alyssa Henry, and Michelangelo Volpi. The chairman of our Nominating and Governance Committee is Mr. Volpi. The primary purpose of our Mergers and Acquisitions Committee is to review and assess and assist our Board of Directors in reviewing and assessing, potential mergers, acquisitions, strategic investments, divestitures and similar transactions, and assist management with corporate development strategy and opportunities. Specific responsibilities of our Mergers and Acquisitions Committee include:

•	assisting our Board of Directors in reviewing and assessing potential mergers, acquisitions, strategic investments, divestitures and similar transactions;

•	reviewing and approving proposed mergers, acquisitions, strategic investments, divestitures and similar transactions up to a certain value;

•	periodically evaluating the execution, integrations, and business and financial results of transactions completed by us; and

•

reviewing and providing guidance to management and our Board of Directors with respect to our corporate development strategy and opportunities, including potential mergers, acquisitions, strategic investments, divestitures and similar transactions.

Nomination to the Board of Directors

Candidates for nomination to our Board of Directors are selected by our Board of Directors based on the recommendation of the Nominating and Governance Committee in accordance with the Committee’s charter, our policies, our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, our Corporate Governance Guidelines, and the requirements of applicable law. In recommending candidates for nomination, the Nominating and Governance Committee considers candidates recommended by directors, officers, and employees, as well as candidates that are properly submitted by stockholders in accordance with our policies and Amended and Restated Bylaws, using the same criteria to evaluate all such candidates.

A stockholder that wishes to recommend a candidate for election to the Board of Directors may send a letter directed to our Secretary at 899 W. Evelyn Avenue, Mountain View, California 94041. The letter must include, among other things, the candidate’s name, business and residence address, biographical data and relevant qualifications, and the class and number of Confluent shares held. Additional information regarding the process and required information to properly and timely submit stockholder nominations for candidates for membership on our Board of Directors is set forth in our Amended and Restated Bylaws and Corporate Governance Guidelines.

Evaluations of candidates generally involve a review of background materials, internal discussions, and interviews with selected candidates as appropriate and, in addition, the Nominating and Governance Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.

Director Qualifications

In addition to the qualifications, qualities, and skills that are necessary to meet U.S. state and federal legal, regulatory and Nasdaq listing requirements and the provisions of our Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws, Corporate Governance Guidelines, Policies and Procedures for Director Candidates, and charters of the committees of our Board of Directors, our Board of Directors will consider the following factors in considering director candidates: (i) high personal and professional ethics and integrity, (ii) proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment, (iii) skills that are complementary to those of the existing Board of Directors, (iv) the ability to assist and support management and make significant contributions to Confluent’s success, and (v) an understanding of the fiduciary responsibilities that are required of a member of the Board of Directors and the commitment of time and energy necessary to diligently carry out those responsibilities.

When considering nominees, our Board of Directors and Nominating and Governance Committee may also take into consideration many other factors including, among other things, the current composition of our Board of Directors, Confluent’s current operating requirements, the candidates’ character, integrity, judgment, diversity, independence, areas of expertise, professional experience, industry knowledge, experience with high growth technology companies, public company experience, length of service, potential conflicts of interest, the candidates’ other commitments, and the long-term interests of our stockholders. Our Board of Directors and Nominating and Governance Committee evaluate the foregoing factors, among others, and do not assign any particular weighting or priority to any of the factors.

Board Diversity Matrix (as of March 31, 2023)

Board Size:

Total Number of Directors	9

	Female	Male

Gender:

Directors	3	6

Number of Directors who Identify in Any of the Categories Below:

Asian	1	1

White	2	5

Stockholder Communications with the Board of Directors

Stockholders or interested parties who wish to communicate with our non-management directors may send messages to our Chief Legal Officer and Cooley LLP, our outside corporate counsel, via email at stockholdercommunications@confluent.io. In accordance with our Policies and Procedures for Stockholder Communications to Independent Directors, our Chief Legal Officer or legal department, in consultation with appropriate directors as necessary, will review all incoming stockholder communications (except for mass mailings, product complaints or inquiries, job inquiries, business solicitations, patently offensive or otherwise inappropriate material and other communications that are not relevant to our company). If appropriate, our Chief Legal Officer or legal department will route such communications to the appropriate director(s) or, if none is specified, to the chairperson of the Nominating and Governance Committee or the Lead Independent Director after review by the legal department.

Corporate Governance Guidelines

Our Board of Directors has adopted Corporate Governance Guidelines to ensure that our Board of Directors has the necessary practices in place to review and evaluate Confluent’s business operations and make decisions that are independent of our management. The Corporate Governance Guidelines set forth the practices our Board of Directors intends to follow with respect to, among other things, board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, board committees and compensation and director education. Our Corporate Governance Guidelines also require the approval of our Board of Directors for service by any director on more than four additional public company boards. The Corporate Governance Guidelines, as well as the charters for each committee of our Board of Directors, are posted on our website at https://investors.confluent.io/.

Code of Conduct

We maintain a Code of Conduct that is applicable to all employees, executive officers, and directors. Our Code of Conduct is available on our Investor Relations website at https://investors.confluent.io/ under “Governance Documents.” We expect that any amendments to the Code of Conduct, or any waivers of its requirements, will be disclosed on our website, if required by applicable law or the listing standards of Nasdaq.

Prohibition on Hedging, Short Sales, and Pledging

Our Insider Trading Policy prohibits officers, directors, employees, and other related individuals from engaging in derivatives securities or hedging transactions, including prepaid variable forward contracts, equity swaps, collars and exchange funds, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our securities and the risks associated with holding our common stock. Our Insider Trading Policy also prohibits trading in publicly-traded options, such as puts and calls, and other derivative securities with respect to our securities (other than stock options and other compensatory equity awards issued by us), as well as holding our common stock in margin accounts.

Our Employees and Human Capital Resources

Our Community

Our employees are the power behind our innovation and the foundation of our business. Investing in our people is a high priority and we strive to enhance and advance our culture and community. As of December 31, 2022, we had 2,761 employees distributed across 22 countries. 62% of our employees at that time were located within the United States. Some individual employees outside of the United States may be members of trade unions or participate in staff representative bodies, including in France where we have assisted employees in forming a Social Economic Committee as required by local law.

Culture and Values

Culture is about how all employees at Confluent work together to get things done. Each part of the company has distinct norms and practices that are specific to what they do. But across Confluent, we share attributes of a common company culture that help us agree on how we will interact as a group, who we hire and help determine what kind of behavior is rewarded. Our five core values are:

•	Earn Our Customers’ Love

•	Be Smart, Humble, and Empathetic

•	Be Fired Up and Get Stuff Done

•	Be Tasteful, Not Wasteful

•	One Team

Engagement and Communication

Our CEO and executives host regular all-hands meetings to keep our employees apprised of Confluent’s strategy, goals and priorities. We also conduct regular, anonymous engagement surveys to help us understand the employee experience, maintain a real-time pulse on employee engagement, and continuously action areas of opportunity as an organization. It is a quick way for management to see trends in engagement and progress on action plans. By continuing to monitor our engagement, we can impact retention and attraction of top talent to Confluent.

Learning and Development

We strive to provide a culture of curiosity and learning where employees can try new things and continually grow and develop. We offer a variety of resources to support this, including quarterly manager check-ins to facilitate development conversations, an on-demand e-learning platform and ongoing training and learning programs for employees.

Compensation and Benefits

We aim to provide compensation and benefits that are equitable, competitive, and meet the diverse needs of our global workforce. We believe it is an important factor for our employees to have a stake in our success, which is why our total compensation packages include both cash and equity components for most roles.

In addition to our robust suite of medical, dental, vision and retirement benefits, we provide employees access to mental wellbeing resources, health and wellness resources, family building benefits, and a comprehensive paid leave program.

In addition, we believe that our remote-first model will enable us to attract top talent and provide employees the flexibility they increasingly seek.

Diversity and Inclusion

We are committed to the principles of fairness and equality. We believe that this commitment makes us a stronger, more vibrant, and more innovative company. We seek to build an environment where every employee, regardless of background, identity, or life experience, has an equal opportunity to grow and thrive.

Stock Ownership Guidelines

In an effort to align our directors’ and executive officers’ interests with those of our stockholders, we have adopted Stock Ownership Guidelines. Within five years of becoming subject to the guidelines, our non-employee directors are expected to own or hold Confluent stock, including any vested restricted stock units and restricted stock awards (Qualifying Confluent Stock), valued at not less than five times their total annual cash retainer for Board of Directors and committee service. Within five years of becoming subject to the guidelines, our executive officers for purposes of Section 16 of the Exchange Act are expected to own or hold Qualifying Confluent Stock valued at not less than three times their base salaries, except in the case of our Chief Executive Officer, who is expected to own or hold Qualifying Confluent Stock valued at not less than five times his base salary.

DIRECTOR COMPENSATION

Director Compensation Table

The following table sets forth information regarding compensation earned by or paid to our directors for the year ended December 31, 2022, other than Jay Kreps, our Chief Executive Officer and Chairman, who is also a member of our Board of Directors but did not receive any additional compensation for service as a director. The compensation of Mr. Kreps as a named executive officer is set forth below under “Executive Compensation—Summary Compensation Table”.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)(4)	Option Awards ($)(3)(4)	Total ($)
Lara Caimi	36,000	174,979	—	210,979
Jonathan Chadwick	54,000	174,979	—	228,979
Alyssa Henry	36,000	174,979	—	210,979
Matthew Miller	—	—	—	—
Neha Narkhede	30,000	174,979	—	204,979
Greg Schott	—	—	—	—
Eric Vishria	—	—	—	—
Michelangelo Volpi	—	—	—	—

(1)	Each of Matthew Miller, Greg Schott, Eric Vishria and Michelangelo Volpi waived payment of their annual cash retainer for fiscal year 2022.
(2)	Each of Matthew Miller, Greg Schott, Eric Vishria and Michelangelo Volpi waived the right to receive their annual RSU award under the Non-Employee Director Compensation Policy for fiscal year 2022.
(3)

The amount reported in this column represents the aggregate grant-date fair value of an equity award granted to a director during the year ended December 31, 2022 under our 2021 Equity Incentive Plan (2021 Plan), computed in accordance with Financial Accounting Standard Board (FASB) Accounting Standards Codification, Topic 718 (ASC Topic 718). The assumptions used in calculating the grant-date fair value of the equity award reported in this column are set forth in the notes to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022. This amount does not reflect the actual economic value that may be realized by the director.

(4)

The following table sets forth information on the aggregate number of shares of our common stock underlying outstanding and unexercised stock options, unvested RSUs and unvested restricted stock held by our non-employee directors as of December 31, 2022:

Name	Number of RSUs Outstanding as of December 31, 2022	Number of Shares Underlying Outstanding Options as of December 31, 2022	Number of Shares of Unvested Restricted Stock Held as of December 31, 2022
Lara Caimi	7,688	—	150,649	(1)
Jonathan Chadwick	7,688	—	110,834	(2)
Alyssa Henry	7,688	250,000	—
Matthew Miller	—	—	—
Neha Narkhede	7,688	1,779,470	—
Greg Schott	—	450,944	—
Eric Vishria	—	—	—
Michelangelo Volpi	—	—	—

(1)

Represents restricted shares of our Class B common stock, acquired pursuant to Ms. Caimi’s early exercise of a stock option granted in December 2020, over which we have a right of repurchase in accordance with the option’s vesting schedule.

(2)

Represents restricted shares of our Class B common stock, acquired pursuant to Mr. Chadwick’s early exercise of a stock option granted in September 2019, over which we have a right of repurchase in accordance with the option’s vesting schedule.

Non-Employee Director Compensation

We have adopted a Non-Employee Director Compensation Policy, pursuant to which our non-employee directors receive the compensation described below. Our Board of Directors may amend this policy from time to time at its discretion, including to change the amounts of cash or restricted stock units (RSUs) that our non-employee directors may be entitled to receive or the grant or vesting schedule of RSUs under the policy.

Annual Cash Compensation

Under our non-employee director compensation policy for fiscal year 2022, each non-employee director is entitled to receive the following cash compensation for services on our Board of Directors and committees of our Board of Directors, as follows:

•	$30,000 annual cash retainer for service as a member of our Board of Directors;

•	$15,000 annual cash retainer for service as Lead Independent Director of our Board of Directors;

•

$10,000 annual cash retainer for service as a member of the Audit Committee and $20,000 annual cash retainer for service as chairperson of the Audit Committee (in lieu of the committee member service retainer);

•

$6,000 annual cash retainer for service as a member of the Compensation Committee and $12,000 annual cash retainer for service as chairperson of the Compensation Committee (in lieu of the committee member service retainer);

•

$4,000 annual cash retainer for service as a member of the Nominating and Governance Committee and $8,000 annual cash retainer for service as chairperson of the Nominating and Governance Committee (in lieu of the committee member service retainer); and

•

$4,000 annual cash retainer for service as a member of the Mergers and Acquisitions Committee and $8,000 annual cash retainer for service as chairperson of the Mergers and Acquisitions Committee (in lieu of the committee member service retainer).

The annual cash compensation amounts are payable in equal quarterly installments, in arrears following the end of each quarter in which the service occurred, pro-rated for any partial quarter of service (based on days served in the applicable quarter).

Each of Matthew Miller, Greg Schott, Eric Vishria and Michelangelo Volpi waived their annual cash retainers for Board of Director and committee service for fiscal year 2022.

Annual Retainer Grant

At the close of business on the date of each annual meeting of stockholders, unless waived by such director, each non-employee director will automatically receive a RSU award covering the number of shares of our Class A common stock equal to (i) $175,000, divided by (ii) the closing sales price per share of our Class A common stock on the date of the applicable annual meeting. For a non-employee director who was appointed to our Board of Directors less than 365 days prior to the applicable annual meeting, the $175,000 will be prorated based on the number of days from the date of appointment until such annual meeting. Each annual RSU award will fully vest on the earlier of (i) the date of the following year’s annual meeting (or the date immediately prior to the next annual meeting if the non-employee director’s service as a director ends at such meeting due to the director’s failure to be re-elected or the director not standing for re-election), or (ii) the first anniversary of the applicable grant date. Each non-employee director may elect to receive an amount in cash in lieu of any future annual RSU award, equal to the dollar value of such annual RSU award. Each such annual cash award will vest and be payable on the earlier of (i) the date of the following year’s annual meeting (or the date immediately prior to the next annual meeting if the non-employee director’s service as a director ends at such meeting due to the director’s failure to be re-elected or the director not standing for re-election), or (ii) the first anniversary of the date that the annual RSU that the annual cash award is provided in lieu of would have otherwise been granted.

Initial Grant

Under our non-employee director compensation policy, each non-employee director appointed to our Board of Directors will automatically, at the close of business on the date of his or her appointment as a non-employee director, be granted a RSU award covering the number of shares of our Class A common stock equal to (i) $350,000 divided by (ii) the closing sales price per share of our Class A common stock on the applicable grant date, rounded down to the nearest whole share. Each initial RSU grant will vest over three years, with one-third of the RSU grant vesting on the first, second, and third anniversary of the applicable grant date, subject to the non-employee director’s continuous service through each applicable vesting date.

Acceleration

Our non-employee director compensation policy provides that for each non-employee director who remains in continuous service with Confluent until immediately prior to the closing of a Change in Control (as defined in the 2021 Plan), the shares subject to his or her then-outstanding equity awards that were granted pursuant to the non-employee director compensation policy, as well as any other then-outstanding equity awards held by such non-employee director, will become fully vested immediately prior to the closing of such Change in Control.

Expenses

We also reimburse each non-employee director for ordinary, necessary, and reasonable out-of-pocket travel expenses to cover in-person attendance at and participation in Board of Director and committee meetings.

Compensation Limit

Our non-employee director compensation policy provides that the aggregate cash compensation and equity compensation that each non-employee director is eligible to receive is subject to the limits set forth in the 2021 Plan, which provides that the aggregate value of all compensation granted or paid to a non-employee director for any fiscal year starting with fiscal year 2022, including equity awards granted and cash fees paid to the non-employee director, may not exceed (i) $750,000 in total value or (ii) in the event the non-employee director is first appointed or elected to our Board of Directors during the applicable fiscal year, $1,500,000 in total value. For purposes of this calculation, the value of any equity awards is based on the grant date fair value of such equity awards for financial reporting purposes.

PROPOSAL ONE:

ELECTION OF DIRECTORS

Our Board of Directors currently consists of nine members and is divided into three classes. Each class consists of one-third of the total number of directors, and each class has a three-year term. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election until the third annual meeting following the election and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation, or removal.

Our directors are divided into the three classes as follows:

•	the Class I directors are Alyssa Henry, Jay Kreps, and Greg Schott, whose terms will expire at the annual meeting of stockholders to be held in 2025;

•	the Class II directors are Matthew Miller, Eric Vishria, and Michelangelo Volpi, whose terms will expire at the upcoming Annual Meeting; and

•	the Class III directors are Lara Caimi, Jonathan Chadwick, and Neha Narkhede, whose terms will expire at the annual meeting of stockholders to be held in 2024.

Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. Vacancies on the Board of Directors may be filled only by persons elected by a majority of the remaining directors, although less than a quorum, or by the sole remaining director, and not by our stockholders, unless our Board of Directors otherwise determines that such vacancy will be filled by our stockholders. A director elected by our Board of Directors to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified. The division of our Board of Directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of Confluent.

Each of Mr. Miller, Mr. Vishria, and Mr. Volpi is currently a member of our Board of Directors, and, at the recommendation of our Nominating and Governance Committee, has been nominated for reelection to serve as a Class II director. Each of these nominees has agreed to stand for reelection at the Annual Meeting. If elected at the Annual Meeting, each of these nominees would serve until the annual meeting of stockholders to be held in 2026 and until his successor has been duly elected and qualified, or until the director’s earlier death, resignation, or removal.

Directors are elected by a plurality of the votes of the shares present by virtual attendance or represented by proxy and entitled to vote on the election of directors. Accordingly, the three nominees receiving the highest number of “FOR” votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named above. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by our Board of Directors.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH CLASS II DIRECTOR NOMINEE NAMED ABOVE.

PROPOSAL TWO:

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors has selected PricewaterhouseCoopers LLP (PwC) as our independent registered public accounting firm for the year ending December 31, 2023, and has further directed that management submit the selection of PwC as our independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. PwC has served as our independent registered public accounting firm since 2018. Representatives of PwC are expected to be present during the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Amended and Restated Bylaws nor other governing documents or law require stockholder ratification of the selection of PwC as our independent registered public accounting firm. However, the Audit Committee of our Board of Directors is submitting the selection of PwC to the stockholders for ratification as a matter of good corporate governance. If the stockholders fail to ratify the selection, the Audit Committee of our Board of Directors will review its future selection of PwC as our independent registered public accounting firm. Even if the selection is ratified, the Audit Committee of our Board of Directors may, in its sole discretion, direct the appointment of different independent auditors at any time during the fiscal year if they determine that such a change would be in the best interests of Confluent and its stockholders.

The affirmative “FOR” vote of the holders of a majority of the voting power of the shares of our common stock present by remote communication or by proxy during the Annual Meeting and entitled to vote thereon will be required to ratify the selection of PwC. Abstentions are considered shares present and entitled to vote on this proposal and, thus, will have the same effect as a vote “AGAINST” this proposal.

Principal Accountant Fees and Services

The following table represents aggregate fees billed to us by PwC for the periods set forth below.

	Year Ended December 31,
	2022	2021
	(in thousands)
Audit Fees(1)	$3,347	$3,026
Audit-Related Fees	—	—
Tax Fees(2)	716	302
All Other Fees(3)	3	3

Total Fees	$4,066	$3,331

(1)

Audit fees consist of fees for professional services provided in connection with the audit of our annual consolidated financial statements and audit of internal control over financial reporting, reviews of our quarterly condensed consolidated financial statements, and audit services that are normally provided by the independent registered public accounting firm in connection with regulatory filings. For the year ended December 31, 2021, this category also includes fees for professional services provided in connection with our initial public offering in June 2021 and our offering of convertible senior notes in December 2021.

(2)	Tax fees consist of fees for tax compliance and consultation services.
(3)	All other fees consist of subscription fees for access to online accounting research software and applications.

Pre-Approval Policies and Procedures

The Audit Committee approves all audit and non-audit related services that our independent registered public accounting firm provides to us in accordance with our Audit Committee Pre-Approval Policy for Services of Independent Auditor. Pre-approval may be given as part of our Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual, explicit, case-by-case basis before the independent registered public accounting firm is engaged to provide each service.

All of the services relating to the fees described in the table above were pre-approved by our Audit Committee in accordance with our Audit Committee’s pre-approval policies and procedures.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL THREE:

NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Section 14A of the Exchange Act requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, not less frequently than once every three years, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. As described in detail under the section titled “Executive Compensation—Compensation Discussion and Analysis,” we seek to closely align the interests of our named executive officers with the interests of our stockholders.

Our compensation programs are designed to effectively align our executives’ interests with the interests of our stockholders by focusing on long-term equity incentives that correlate with the growth of sustainable long-term value for our stockholders.

Stockholders are urged to read the section titled “Executive Compensation” and, in particular, the section titled “Executive Compensation—Compensation Discussion and Analysis” in this Proxy Statement, which discusses how our executive compensation policies and practices implement our compensation philosophy and contains tabular information and narrative discussion about the compensation of our named executive officers. Our Board of Directors and our Compensation Committee believe that these policies and practices are effective in implementing our compensation philosophy and in achieving our compensation program goals.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC.

The affirmative “FOR” vote of the holders of a majority of the voting power of the shares of our common stock present by remote communication or by proxy during the Annual Meeting and entitled to vote thereon is required to approve this advisory non-binding proposal. Abstentions are considered shares present and entitled to vote on this proposal and, thus, will have the same effect as a vote “AGAINST” this proposal. Broker non-votes will have no effect on this proposal.

The vote is advisory, which means that the vote is not binding on us, our Board of Directors or our Compensation Committee. To the extent there is any significant vote against our named executive officer compensation as disclosed in this proxy statement, our Compensation Committee will evaluate whether any actions are necessary to address the concerns of stockholders.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL, ON A NON-BINDING, ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL FOUR:

NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF FUTURE NON-BINDING ADVISORY VOTES TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Section 14A of the Exchange Act provides that stockholders must be given the opportunity to vote, on a non-binding, advisory basis, for their preference as to how frequently we should seek future non-binding advisory votes to approve the compensation of our named executive officers, as disclosed in accordance with the compensation disclosure rules of the SEC, which we refer to as an advisory vote to approve the compensation of our named executive officers.

By voting with respect to this proposal, stockholders may indicate whether they would prefer that we conduct future non-binding advisory votes to approve the compensation of our named executive officers every one, two or three years. Stockholders also may, if they wish, abstain from casting a vote on this proposal. Our Board of Directors has determined that an annual non-binding advisory vote to approve the compensation of our named executive officers will allow our stockholders to provide timely and direct input on our executive compensation philosophy, policies and practices as disclosed in the proxy statement each year. Our Board of Directors believes that an annual vote is therefore consistent with our efforts to engage in an ongoing dialogue with our stockholders on executive compensation and corporate governance matters.

Stockholders will not be voting to approve or disapprove of the recommendation of our Board of Directors. The proxy card provides stockholders with the opportunity to choose among four options with respect to this proposal (holding the vote every one, two or three years, or abstaining). Approving such frequency requires the affirmative vote of a majority of the voting power of the shares of our common stock present by remote communication, as applicable, or by proxy during the Annual Meeting and entitled to vote thereon. However, if no option receives a majority of votes cast in by remote communication or by proxy, the option among one year, two years, or three years that receives the highest number of votes cast at the Annual Meeting by stockholders entitled to vote thereon will be deemed to be the frequency preferred by our stockholders. Abstentions are considered shares present and entitled to vote on this proposal and, thus, will have the same effect as a vote “AGAINST” each of the proposed voting frequencies. Broker non-votes will have no effect on the outcome of this proposal.

As an advisory vote, this proposal will not be binding on us, our Board of Directors or any of its designated committees in any way. As such, the results of the vote will not be construed to create or imply any change to the fiduciary duties of our Board of Directors. Our Board of Directors and its designated committees may decide that it is in the best interests of our stockholders and Confluent to hold a non-binding advisory vote on our named executive officer compensation more or less frequently than the option approved by our stockholders. Notwithstanding the non-binding advisory nature of this vote, we recognize that the stockholders may have different views as to the best approach for Confluent and look forward to hearing from stockholders as to their preferences on the frequency of a non-binding advisory vote on executive compensation.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE OPTION OF “ONE YEAR” AS THE PREFERRED FREQUENCY FOR FUTURE NON-BINDING ADVISORY VOTES TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Our Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2022 with management of Confluent. Our Audit Committee has discussed with PricewaterhouseCoopers LLP, our independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. Our Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP the accounting firm’s independence. Based on the foregoing, our Audit Committee has recommended to our Board of Directors that the audited financial statements be included in Confluent’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and filed with the SEC.

Respectfully submitted by the members of the Audit Committee of the Board of Directors.

Jonathan Chadwick (Chair)

Matthew Miller

Eric Vishria

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Confluent under the Securities Act of 1933, as amended (Securities Act), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

EXECUTIVE OFFICERS

The following table sets forth information for our executive officers as of March 31, 2023:

Name	Age	Title
Jay Kreps	42	Chief Executive Officer and Chairman
Steffan Tomlinson	51	Chief Financial Officer
Erica Schultz	49	President, Field Operations
Chad Verbowski	49	Chief Technology Officer
Stephanie Buscemi	51	Chief Marketing Officer

Biographical information for Jay Kreps is included above with the director biographies in the section titled “Information Regarding the Board of Directors and Corporate Governance.”

Steffan Tomlinson. Mr. Tomlinson has served as our Chief Financial Officer since June 2020. From April 2019 to June 2020, Mr. Tomlinson served as Chief Financial Officer of Google Cloud and Technical Infrastructure at Google LLC, an Alphabet Inc. company. From February 2012 to March 2018, Mr. Tomlinson served as Executive Vice President and Chief Financial Officer of Palo Alto Networks Inc., a cybersecurity company. Previously, Mr. Tomlinson served as Chief Financial Officer at Arista Networks, Inc., a provider of cloud networking solutions and as a Partner and Chief Administrative Officer at Silver Lake Kraftwerk, a private investment firm, and as Chief Financial Officer of Aruba Networks, Inc., a provider of intelligent wireless LAN switching systems. Mr. Tomlinson has served on the board of directors of Eventbrite, Inc., an event management and ticketing platform, since February 2016. Mr. Tomlinson also previously served on the boards of directors of Qlik Technologies, Inc., a data analytics platform, from January 2013 to June 2016, Riverbed Technology Inc., a network performance company, from September 2014 to April 2015, and Cornerstone OnDemand, Inc., a cloud-based learning and talent management company, from May 2017 to October 2021. Mr. Tomlinson holds a B.A. in Sociology from Trinity College and an M.B.A. from Santa Clara University.

Erica Schultz. Ms. Schultz has served as our President, Field Operations since October 2019. Before joining us, Ms. Schultz served at New Relic, Inc., a cloud-based observability software company, as Chief Revenue Officer from April 2018 to October 2019, as Executive Vice President of Sales and Customer Success from April 2017 to April 2018, as Executive Vice President of Commercial and Enterprise from August 2015 to April 2017, and as Senior Vice President of Global Enterprise Sales from June 2014 to August 2015. From February 2012 to March 2014, Ms. Schultz served as Executive Vice President of Global Sales and Customer Success at LivePerson, Inc., a digital engagement company. From November 1995 to January 2012, Ms. Schultz served in various leadership roles at Oracle Corporation, a computer technology company. Ms. Schultz has served on the board of directors of Amplitude, Inc., a digital optimization company, since December 2020. Ms. Schultz holds a B.A. in Spanish and Latin American Studies from Dartmouth College, where she also serves as Vice Chair of the Board of Trustees.

Chad Verbowski. Mr. Verbowski has served as our Chief Technology Officer since March 2023 and previously served as our Senior Vice President of Engineering from October 2021 to March 2023. Before joining us, Mr. Verbowski served at Google, Inc., a global technology company, as Head of BigQuery Engineering from June 2017 to October 2021. Previously, Mr. Verbowski served in various engineering roles at Microsoft Corporation, a global software company, and at eBay Inc., an online marketplace and payments company. Mr. Verbowski holds a B.Sc. from the University of Manitoba and is completing a Ph.D. from the University of Edinburgh.

Stephanie Buscemi. Ms. Buscemi has served as our Chief Marketing Officer since March 2021. Before joining us, Ms. Buscemi served at Salesforce, Inc., a customer relationship management company, as Executive Vice President and Chief Marketing Officer from August 2018 to January 2021, as Executive Vice President, Product and Solutions Marketing from May 2016 to July 2018, as Chief Operating Officer, Analytics Cloud from June 2015 to May 2016, and as Senior Vice President of Marketing, Analytics Cloud from June 2014 to June 2015. Previously, Ms. Buscemi served as Senior Vice President and Chief Marketing Officer at IHS Markit Ltd., a business information services company; as Senior Vice President, Marketing and in other marketing roles at SAP, a software and IT services company; and in various marketing roles at Hyperion, a performance management software provider (acquired by Oracle). Ms. Buscemi holds a B.A. from the University of California, Los Angeles.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

Our executive compensation program is designed to provide competitive compensation to attract, motivate and retain the qualified leadership talent that drives our success. Pay that directly and substantially links rewards to measurable corporate and individual performance is key to our compensation program design and decisions. We structure our executive compensation program to reinforce alignment of executives with the goal of creating long-term stockholder value.

We became a public company in June 2021. As of December 31, 2022, we ceased to be an emerging growth company, and therefore, this Proxy Statement includes detail regarding executive compensation that would not have been required had we been an emerging growth company, including this Compensation Discussion and Analysis, additional compensation tables for “Grants of Plan-Based Awards,” “Option Exercises and Stock Vested,” and “Potential Payments upon Termination or Change in Control.” This proxy statement also includes an advisory vote on the compensation of our named executive officers and an advisory vote on the preferred frequency of future advisory votes on the compensation of our named executive officers, which are included as Proposals Three and Four, respectively, in this Proxy Statement.

This Compensation Discussion and Analysis discusses our executive compensation policies and how and why our Compensation Committee arrived at specific compensation decisions for the year ended December 31, 2022 for the individuals who served as our principal executive officer, principal financial officer and three other most highly compensated executive officers, referred to as our “named executive officers” for 2022:

Name	Position(s)
Jay Kreps	Chief Executive Officer, Co-Founder and Chairman
Steffan Tomlinson	Chief Financial Officer
Erica Schultz	President, Field Operations
Chad Verbowski	Chief Technology Officer
Stephanie Buscemi	Chief Marketing Officer

Business Highlights

Our Business

Confluent is on a mission to set data in motion. We have pioneered a new category of data infrastructure designed to connect all the applications, systems, and data layers of a company around a real-time central nervous system. This new data infrastructure software has emerged as one of the most strategic parts of the next-generation technology stack, and using this stack to harness data in motion is critical to the success of modern companies as they strive to compete and win in the digital-first world.

Our software offering provides a complete solution for working with data in motion, including the ability to read, write, store, capture, validate, secure, and process continuous streams of data. It also has features designed to fulfill the requirements of modern cloud infrastructure: it is a modern distributed system built to be secure, fault tolerant, and scalable elastically from a single application to hundreds or thousands of applications within an organization. Our software can be consumed in two ways, Confluent Cloud and Confluent Platform, that our customers can leverage independently or together. Regardless of where our customers have their technology environments, we are able to deliver an integrated platform for data in motion that can become their central nervous system.

2022 Financial Highlights

•	Total revenue of $586 million, up 51% year over year

•	Confluent Cloud revenue of $211 million, up 124% year over year

•	Remaining performance obligations of $741 million, up 48% year over year (1)

•	991 customers with $100,000 or greater in ARR, up 35% year over year (1)

(1)

For more information on these metrics, please see the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Key Business Metrics” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Executive Summary

The important features of our executive compensation program include the following:

•

A substantial portion of executive pay is tied to performance. We structure a significant portion of our named executive officers’ compensation to be variable, at risk and tied directly to our measurable performance, including both key annual financial performance objectives and long-term stock price performance. Because our Chief Executive Officer did not receive an equity award in 2022, and was not a participant in our bonus plan, he received only his base salary of $350,000 as compensation for 2022, which is not directly linked to performance. However, because the stock option award that he received in 2021 is still continuing to vest through 2025, we believe the value he derives through his employment with Confluent is closely correlated with the performance of Confluent’s stock price. For our other named executive officers, in 2022, an average of 89% of their total reported compensation was linked to performance, consisting of annual performance bonus earned and equity incentives awarded, as reported in the Summary Compensation Table.

•

Our executive bonuses are dependent on meeting corporate objectives, the maximum bonus is capped and no bonus is paid unless performance reaches a threshold level. Our annual performance-based bonus opportunities for all of our named executive officers (other than our Chief Executive Officer, who does not participate in the executive bonus plan) are dependent upon our achievement of rigorous annual corporate objectives established each year and the individual officer’s contributions towards such corporate objectives. Each individual’s bonus is capped at no more than 150% of the executive’s target bonus, and no bonus is paid unless performance reaches a threshold level, as described in more detail below under “2022 Executive Compensation Program – Annual Performance Bonus.”

•

We emphasize long-term equity incentives. Equity awards are an integral part of our executive compensation program, and comprise the primary “at-risk” portion of our named executive officer compensation package. Prior to our initial public offering in 2021, we granted stock options to our named executive officers, and thereafter we began granting restricted stock units to our named executive officers. These awards strongly align our executive officers’ interests with those of our stockholders by providing a continuing financial incentive to maximize long-term value for our stockholders and by encouraging our executive officers to remain in our long-term employ, and it is our view that restricted stock units in particular fulfill this function in a more durable and potentially less dilutive manner than stock options.

•

We do not provide single trigger change in control benefits. Our named executive officers are not entitled to benefits (including equity award acceleration) upon a change in control or similar transaction without a related termination of employment.

•	We do not provide our executive officers with any excise tax gross ups.

•	We generally do not provide executive fringe benefits or perquisites to our executives, such as car allowances.

•

Our Compensation Committee has retained an independent third-party compensation consultant for guidance in making compensation decisions. The compensation consultant advises our Compensation Committee on market practices, including identifying a reasonable peer group of companies and their compensation practices, so that our Compensation Committee can regularly assess Confluent’s individual and total compensation programs against these peer companies, the general marketplace and other industry data points.

•	We prohibit hedging and pledging of Company stock.

•	We maintain executive ownership guidelines, which are described above under the section entitled “Stock Ownership Guidelines”.

Objectives, Philosophy and Elements of Executive Compensation

Our executive compensation program is designed to:

•	attract, incentivize, and retain employees at the executive level who contribute to our long-term success;

•	provide compensation packages to our executives that are fair and competitive, and that reward the achievement of our business objectives; and

•	effectively align our executives’ interests with those of our stockholders by focusing on long-term equity incentives that correlate with the creation of long-term value for our stockholders.

Our executive compensation program generally consists of, and is intended to strike a balance among, the following three principal components: base salary, annual performance-based bonuses and long-term incentive compensation. We also provide some of our executive officers with benefits available to all our employees, including retirement benefits under our 401(k) plan and participation in employee benefit plans. The following chart summarizes the three main elements of compensation, their objectives and key features.

Element of Compensation	Objectives	Key Features
Base Salary (fixed cash)	Provides financial stability and security through a fixed amount of cash for performing job responsibilities.	Generally reviewed annually and determined based on a number of factors (including individual performance and the overall performance of our Company) and by reference, in part, to market data provided by our independent compensation consultant.

Performance Bonus (at risk, generally paid in cash)	Motivates and rewards for attaining key annual corporate performance goals and individual contributions that relate to our key business objectives.	Target bonus amounts are generally reviewed annually and determined based upon positions that have similar impact on the organization and competitive bonus opportunities in our market. Bonus opportunities are dependent upon achievement of specific corporate performance objectives consistent with our long-term strategic plan, generally determined by our Compensation Committee and communicated at the beginning of the year. Actual bonus amounts earned are determined after the end of the year, taking into account achievement against performance goals.

Long-Term Incentive (at-risk equity)

Motivates and rewards long-term Company performance; aligns executives’ interests with stockholder interests and changes in stockholder value.

Attracts highly qualified executives and encourages their continued employment over the long-term.

Equity opportunities are generally reviewed annually and may be granted during the first half of the year or as appropriate during the year for new hires, promotions, or other special circumstances, such as to encourage retention, or as a reward for significant achievement.

Individual awards are determined based on a number of factors, including current corporate and individual performance, individual scope of role and impact, tenure, existing equity retention hold, internal pay parity considerations and market data provided by our independent compensation consultant.

We focus on providing a competitive compensation package to our executive officers which provides significant short and long-term incentives for the achievement of measurable corporate objectives. We believe that this approach provides an appropriate blend of short-term and long-term incentives to maximize stockholder value.

We do not have any formal policies for allocating our named executive officers’ compensation among salary, performance bonus awards and equity grants, short-term and long-term compensation or among cash and non-cash compensation. Instead, our Compensation Committee (and for our Chief Executive Officer, the independent members of our Board of Directors) uses judgment to establish a total compensation program for each named executive officer that is a mix of current, short-term and long-term incentive compensation, and cash and non-cash compensation, that it believes appropriate to achieve the goals of our executive compensation program and our corporate objectives. However, historically we have structured a significant portion of the named executive officers’ total target compensation so that it is comprised of performance-based bonus opportunities and periodic long-term equity awards, in order to align the executive officers’ incentives with the interests of our stockholders and our corporate goals.

How We Determine Executive Compensation

Role of our Compensation Committee, Management and the Board

Our Compensation Committee is appointed by the Board and has responsibilities related to the compensation of our directors, officers, and employees and the development and administration of our compensation plans. For details on our Compensation Committee’s oversight of the executive compensation program, see the section titled “Information Regarding the Board of Directors and Corporate Governance — Compensation Committee” beginning on page 13 of this Proxy Statement. Our Compensation Committee consists solely of independent members of the Board.

Our Compensation Committee reviews all compensation paid to our named executive officers. The Chief Executive Officer evaluates and provides to our Compensation Committee performance assessments and compensation recommendations. While the Chief Executive Officer discusses his recommendations with our Compensation Committee, he does not participate in the deliberations concerning, or the determination of, his own compensation. Our Compensation Committee discusses and makes final recommendations to the independent members of our Board of Directors with respect to compensation matters for the Chief Executive Officer. From time to time, various other members of management and other employees as well as outside advisors or consultants may be invited by our Compensation Committee to make presentations, provide financial or other background information or advice or otherwise participate in the Compensation Committee meetings.

Our Compensation Committee meets periodically throughout the year to manage and evaluate our executive compensation program, and generally determines the principal components of compensation (base salary, performance bonus and equity awards) for our executive officers on an annual basis; however, decisions may occur outside the regular annual compensation process at other times for new hires, promotions or other special circumstances as our Compensation Committee determines appropriate. Our Compensation Committee does not delegate authority to approve executive officer compensation. While our Compensation Committee does not maintain a formal policy regarding the timing of equity awards to our executive officers, our equity award grant policy provides that our Compensation Committee must approve all equity awards for our executive officers, and the independent members of our Board of Directors must approve the equity awards for our Chief Executive Officer.

Role of Compensation Consultant

Under its charter, our Compensation Committee has the right to retain or obtain the advice of compensation consultants, outside legal counsel and other advisers. During the year ended December 31, 2022, our Compensation Committee retained Compensia to provide it with market information, analysis, and other advice relating to executive compensation on an ongoing basis. Compensia was engaged directly by our Compensation Committee to, among other things, assist in developing an appropriate group of peer companies to help us to periodically determine the appropriate level of overall compensation for our executive officers and non-employee directors, as well as to assess each separate element of executive officer and non-employee director compensation, with a goal of ensuring that the compensation we offer to our executive officers and non-employee directors is competitive, fair, and appropriately structured. Compensia does not provide any non-compensation related services to us.

Our Compensation Committee has analyzed whether the work of Compensia as compensation consultant raises any conflict of interest, taking into account relevant factors in accordance with SEC guidelines. Based on its analysis, our Compensation Committee determined that the work of Compensia and the individual compensation advisors employed by Compensia does not create any conflict of interest pursuant to the SEC rules and Nasdaq listing standards.

Use of Competitive Market Compensation Data

Our Compensation Committee believes that it is important when making its compensation decisions to be informed as to the current practices of comparable public companies with which we compete for top talent. To this end, Our Compensation Committee directed Compensia to develop a proposed list of our peer group companies to be used in connection with assessing the compensation practices of the publicly traded companies with whom we compete.

Compensia proposed, and our Compensation Committee approved, a group of companies that would be appropriate peers based on our Company’s industry focus (including software, internet and infrastructure services companies) and size and stage (based primarily on review of comparable revenue, revenue growth, market capitalization ranges and time from initial public offering). The peer group with respect to 2022 is as follows:

Alteryx	Datadog
Anaplan	Dynatrace
AppFolio	Elastic N.V.
Asana	Fastly
Avalara	Medallia
Bill.com Holdings	MongoDB
Cloudflare	Okta
Coupa Software	Smartsheet
Crowdstrike Holdings	Zscaler

Using data compiled from the peer companies, or peer data, Compensia completed an assessment of our executive compensation to inform our Compensation Committee’s determinations regarding executive compensation levels and structures for 2022. Compensia prepared, and our Compensation Committee reviewed, a range of market data reference points (generally at the 25th, 50th, and 75th percentiles of the market data) with respect to base salary, performance bonuses, total target cash compensation (base salary and the annual target performance bonus), equity compensation grant value and total direct compensation (total target cash compensation and equity compensation) with respect to each of the named executive officers. Our Compensation Committee did not target individual pay elements or total annual pay opportunity to fall at any particular percentile of the market data, but rather reviewed these market data reference points as a helpful reference point in making 2022 compensation decisions. Market data is only one of the factors that our Compensation Committee considers in making compensation decisions. Our Compensation Committee considers other factors as described below under the section entitled “Factors Used in Determining Executive Compensation.”

Factors Used in Determining Executive Compensation

Our Compensation Committee sets the compensation of our executive officers at levels they determine to be competitive and appropriate for each named executive officer, using their professional experience and judgment. Pay decisions are not made by use of a formulaic approach or benchmark; our Compensation Committee believes that executive pay decisions require consideration of a multitude of relevant factors which may vary from year to year. In making executive compensation decisions, our Compensation Committee generally takes into consideration the factors listed below.

•	Company performance and existing business needs

•	Each named executive officer’s individual performance, scope of job function and the critical skill set of the named executive officer to the company’s future performance

•	Whether the equity award holdings of the named executive officer provide a sufficient retention incentive

•	Internal pay parity amongst similarly situated executive team members

•	The need to attract new talent to our executive team and retain existing talent in a highly competitive industry

•	A range of market data reference points, as described above under “Use of Competitive Market Compensation Data”.

2022 Executive Compensation Program

Base Salary

In January 2022, the Compensation Committee reviewed the base salaries of our executive officers, including the named executive officers. It was determined that the salaries of Mr. Tomlinson and Ms. Schultz should each be increased by 2.5% to better reflect market norms.

Executive	Base Salary($)	Percentage Increase in Base Increase from Prior Year (%)
Jay Kreps	350,000	0
Steffan Tomlinson	410,000	2.5
Erica Schultz	410,000	2.5
Chad Verbowski	430,000	0
Stephanie Buscemi	425,000	0

Annual Performance Bonus

Confluent maintains a Cash Incentive Bonus Plan for its executive officers (other than our Chief Executive Officer, whose compensation is limited to salary only this year, as decided by our Compensation Committee). In February 2022, our Compensation Committee approved the bonus plan structure with respect to the performance period covering fiscal 2022. The payout is entirely based on the achievement of a subscription revenue target, with no bonus paid if subscription revenue is below 90% of the subscription revenue target, a threshold bonus of 75% of the executive’s target bonus if subscription revenue is achieved at the 90% level, and a maximum bonus of 150% of the executive’s target bonus if subscription revenue attainment is at the 120% level, with linear interpolation between these levels. Our subscription revenue target was $542 million, and our actual subscription revenue was $535 million, or 98% of the target, resulting in a bonus payout under the program of 95% of each executive’s target bonus.

The target bonus for each named executive officer is based on a percentage of base salary. The target bonuses for 2022 were maintained at the same level as in 2021, except that the target bonus for Ms. Buscemi was increased from 41% to 50% of base salary to align with the target bonuses of other SVPs. The target bonus percentages, bonus payout percentages and bonus payout amounts for 2022 are as follows:

Name	Target Bonus (Percentage of Base Salary)	Payout Percentage	Payout Amount
Jay Kreps	—	—	—
Steffan Tomlinson(1)	62.5%	95%	$243,438
Erica Schultz	100%	95%	$389,500
Chad Verbowski	50%	95%	$204,250
Stephanie Buscemi	50%	95%	$201,875

(1)	Mr. Tomlinson’s bonus for 2022 was settled in fully vested RSUs.

Equity Awards

We grant equity compensation to our executive officers in the form of restricted stock units that generally vest over multiple years from the date of grant to drive longer-term alignment with our shareholders. The annual equity grants to our named executive officers are evaluated and approved by our Compensation Committee in the context of each named executive officer’s total compensation and take into account the market data provided by compensation consultants in addition to the individual officer’s responsibilities and performance. Our Compensation Committee also takes into account the recommendations of the Chief Executive Officer with respect to appropriate grants and any particular individual circumstances.

In February 2022, our Compensation Committee made the following grants of restricted stock units:

Executive	# of RSUs
Jay Kreps	—
Steffan Tomlinson	105,019
Erica Schultz	105,019
Chad Verbowski	52,068
Stephanie Buscemi	31,505

The restricted stock units granted to Mr. Tomlinson, Ms. Schultz and Ms. Buscemi vest 50% on the third anniversary of the vesting commencement date and 50% on the fourth anniversary of the vesting commencement date. The restricted stock units granted to Mr. Verbowski vest on a quarterly basis over a period of 12 months. In addition, after a review of the equity award holdings of Mr. Verbowski, it was determined that it was appropriate to grant him an additional 160,000 restricted stock units in June 2022, which vest on a quarterly basis over 24 months. The rationale for the grant was given the timing of Mr. Verbowski’s new hire grant combined with the sudden decline in Confluent’s stock price, we felt that it was appropriate to provide Mr. Verbowski an additional RSU award so that his equity holdings were more closely aligned with the total compensation he expected to receive at his time of hire and more closely aligned with total rewards for other similarly situated roles.

Other Features of Our Executive Compensation Program

Employment Offer Letters

We have entered into offer letters with our named executive officers setting forth the terms and conditions of such executive officer’s employment with us. The offer letters generally provide for at-will employment, have no specific term, and set forth the named executive officer’s annual base salary. They are described below in more detail in the section entitled “Employment Arrangements.”

Severance and Change in Control Benefits

Our named executive officers are eligible for severance and change in control benefits under the Confluent, Inc. Executive Officer Change in Control/Severance Benefit Plan. The benefits are described in more detail in the section below entitled “Potential Payments Upon Termination or Change in Control.”

Other Benefits

All of our current named executive officers are eligible to participate in our employee benefit plans, including our medical, dental, vision, life, disability, and accidental death and dismemberment insurance plans, in each case on the same basis as all of our other employees. We pay the premiums for the life, disability, and accidental death and dismemberment insurance for all of our employees, including our named executive officers.

U.S. full-time employees qualify for participation in our 401(k) plan, which is intended to qualify as a tax-qualified defined contribution plan under the Code. We do not currently provide a matching contribution under the 401(k) plan.

Clawbacks

As a public company, if we are required to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws as a result of misconduct, the Chief Executive Officer and Chief Financial Officer may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they receive in accordance with the provisions of section 304 of the Sarbanes-Oxley Act of 2002. Additionally, we intend to implement a Dodd-Frank Wall Street Reform and Consumer Protection Act-compliant clawback policy once the applicable listing standards are released and adopted by Nasdaq in accordance with the SEC’s requirements.

Tax and Accounting Implications

Under Financial Accounting Standard Board ASC Topic 718, or ASC 718, we are required to estimate and record an expense for each award of equity compensation over the vesting period of the award. We record share-based compensation expense on an ongoing basis according to ASC 718.

Under Section 162(m) of the Internal Revenue Code, or Section 162(m), compensation paid to each of our “covered employees” that exceeds $1 million per taxable year is generally non-deductible. Although our Compensation Committee will continue to consider tax implications as one factor in determining executive compensation, our Compensation Committee also looks at other factors in making its decisions and retains the flexibility to provide compensation for our named executive officers in a manner consistent with the goals of the our executive compensation program and the best interests of Confluent and our stockholders, which may include providing for compensation that is not deductible by the us due to the deduction limit under Section 162(m).

Compensation Committee Report on Executive Compensation

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and contained within this Proxy Statement with management and, based on such review and discussions, our Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2022.

Submitted by the members of our Compensation Committee of our Board of Directors:

Greg Schott, Chairman

Lara Caimi

Alyssa Henry

Matt Miller

This report of our Compensation Committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

Summary Compensation Table

The following table presents all of the compensation awarded to or earned by or paid to our named executive officers for the years ended December 31, 2022, 2021 and 2020.

Name and Principal Position	Year Ended December 31,	Salary ($)		Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)		All Other Compensation ($)		Total ($)
Jay Kreps Chief Executive Officer and Chairman	2022 2021 2020	350,000 350,000 350,000		— — —	— 29,450,458 —	— — —		30,004 — 21,962,080	(3)	380,004 29,800,458 22,312,080
Steffan Tomlinson(4) Chief Financial Officer	2022 2021 2020	410,000 400,000 218,182	(5)	4,493,763 — —	— — 14,080,071	243,438 456,250 135,927	(7) (6)	— 129 452		5,147,201 856,379 14,434,632
Erica Schultz President, Field Operations	2022 2021 2020	410,000 400,000 350,000		4,493,763 — —	— — —	389,500 730,000 400,446		— 198 685		5,293,263 1,130,198 751,131
Chad Verbowski(8) Chief Technology Officer	2022	430,000		6,267,990	—	204,250		—		6,902,240
Stephanie Buscemi(9) Chief Marketing Officer	2022	425,000		1,348,099	—	201,875		—		1,974,974

(1)

The amounts reported in these columns do not reflect dollar amounts actually received, and do not correspond to the actual economic value that may be received, by the named executive officers. Instead, the amounts reflect the aggregate grant-date fair value of the stock options and RSUs granted to the named executive officers during 2022, 2021 and 2020 under our 2014 Plan or 2021 Plan, as applicable, computed in accordance with ASC 718. The assumptions used in calculating the grant-date fair value of the equity awards reported in this column are set forth in the notes to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022.

(2)

Amounts reported in this column represent total cash bonuses earned by the named executive officers based on achievement of company performance goals as determined by our Compensation Committee for the year ended December 31, 2022, 2021 and 2020, as applicable.

(3)

The amount disclosed includes $21,961,368 in stock-based compensation expense, computed in accordance with ASC 718, attributed to the sale by Mr. Kreps and his spouse of 2,640,000 shares of convertible founder stock in a tender offer to entities affiliated with new and existing investors in our company in July 2020 in connection with our Series E redeemable convertible preferred stock financing at a purchase price in excess of the fair value of such shares. This amount is calculated for financial accounting purposes under GAAP. The assumptions used in calculating this amount are set forth in the notes to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022. The transfers were not intended to be compensation paid by us to Mr. Kreps or his spouse.

(4)	Mr. Tomlinson joined our company in June 2020.

(5)	Represents the prorated amount of Mr. Tomlinson’s annual salary for 2020. His annualized base salary for 2020 was $400,000.
(6)	Mr. Tomlinson’s total cash bonus was prorated from his June 2020 start date.
(7)	Mr. Tomlinson’s bonus amount was paid in fully vested RSUs.
(8)	Mr. Verbowski joined Confluent in 2021, and as his compensation information was not required for 2021, his compensation information for that year has been omitted.
(9)	Ms. Buscemi joined Confluent in 2021, and as her compensation information was not required for 2021, her compensation information for that year has been omitted.

Grants of Plan-Based Awards During the Fiscal Year Ended December 31, 2022

The following table sets forth certain information with respect to all plan-based awards granted to our named executive officers during the fiscal year ended December 31, 2022.

			Estimated future payouts under non-equity incentive plan awards(1)			All other stock awards: Number of shares of stock or units (#)	All other option awards: Number of securities underlying options (#)	Exercise or base price of option awards ($/sh)	Grant date fair value of stock and option awards ($)(2)
Name	Type of Award	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Jay Kreps	—	—	—	—	—	—	—	—	—

Steffan Tomlinson	Time-based RSU	2/28/2022	—	—	—	105,019			4,493,763
	Cash Incentive Bonus Plan	—	192,188	256,250	384,375	—	—	—	—

Erica Schultz	Time-based RSU	2/28/2022	—	—	—	105,019			4,493,763
	Cash Incentive Bonus Plan	—	307,500	410,000	615,000	—	—	—	—

Chad Verbowski	Time-based RSU	2/28/2022	—	—	—	52,068			2,227,990
	Time-based RSU	6/27/2022	—	—	—	160,000			4,040,000
	Cash Incentive Bonus Plan	—	161,250	215,000	322,500	—	—	—	—

Stephanie Buscemi	Time-based RSU	2/28/2022	—	—	—	31,505			1,348,099
	Cash Incentive Bonus Plan	—	159,375	212,500	318,750	—	—	—	—

(1)

Amounts reflect target cash performance-based incentives for the named executive officers (other than Mr. Kreps) under our Cash Incentive Bonus Plan, which was based upon the achievement of individual performance goals and/or the achievement of company and financial performance goals as approved by our Compensation Committee. Our 2022 company and financial performance goals consisted of subscription revenue targets. For 2022, our Compensation Committee determined that the target cash incentive for Mr. Tomlinson, Ms. Schultz, Mr. Verbowski and Ms. Buscemi should be 62.5%, 100%, 50% and 50%, respectively of each named executive officer’s base salary. Mr. Tomlinson’s bonus amount was settled in fully vested RSUs. Additional detail regarding the determination of cash incentives is included above under “Compensation Discussion and Analysis — 2022 Executive Compensation Program.” Actual payments are set forth in the “Summary Compensation Table” above.

(2)

The amounts reported in this column do not reflect dollar amounts actually received by the named executive officer. Instead, the amounts represent the aggregate grant date fair value of RSUs granted to each such officer during the fiscal year ended December 31, 2022 under our 2021 Plan computed in accordance with ASC 718.

Outstanding Equity Awards as of December 31, 2022

The following table sets forth certain information about equity awards granted to our named executive officers that remain outstanding as of December 31, 2022.

		Option Awards					Stock Awards
Name	Grant Date(1)	Number of Securities Underlying Unexercised Options Exercisable (#)(2)		Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Jay Kreps	10/22/2018	1,725,153	(3)	—	2.24	10/21/2028	—		—
	10/22/2018	1,725,153	(4)	—	2.24	10/21/2028	—		—
	3/19/2021	2,347,999	(5)	—	15.68	3/18/2031	—		—

Steffan Tomlinson	8/6/2020	2,530,116	(6)	—	6.65	8/5/2030	—		—
	2/28/2022	—		—	—	—	105,019	(9)	2,335,623

Erica Schultz	12/5/2019	2,420,254	(7)	—	3.41	12/4/2029
	2/28/2022	—		—	—	—	105,019	(9)	2,335,623

Chad Verbowski	11/29/2021	—		—	—	—	121,017	(10)	2,691,418
	2/28/2022	—		—	—	—	13,017	(11)	289,498
	6/27/2022	—		—	—	—	120,000	(12)	2,668,800

Stephanie Buscemi	3/19/2021	1,238,365	(8)	—	15.68	3/18/2031	—		—
	2/28/2022	—		—	—	—	31,505	(9)	700,671

(1)

All of the option awards were granted under the 2014 Plan. All of the option awards were granted with a per share exercise price equal to the fair value of one share of our Class B common stock on the date of grant, as determined in good faith by our Board of Directors.

(2)

Each stock option is early exercisable and, to the extent shares subject to the applicable option are issued and unvested as of a given date, such shares will remain subject to a right of repurchase held by us. As of December 31, 2022, the named executive officers did not hold any shares of Class B common stock subject to a right of repurchase by us.

(3)

The shares subject to this option vest in 48 equal monthly installments commencing as of October 1, 2018, subject to continuous service through each applicable vesting date. As of December 31, 2022, all shares have vested.

(4)

The shares subject to this option vest in 48 equal monthly installments commencing as of June 23, 2021, subject to continuous service through each applicable vesting date. As of December 31, 2022, 646,932 shares have vested.

(5)

The shares subject to this option vest in 48 equal monthly installments commencing as of March 19, 2021, subject to continuous service through each applicable vesting date. As of December 31, 2022, 1,027,249 shares have vested.

(6)

25% of the total shares subject to this option vested one year after the vesting commencement date of June 15, 2020, and the remaining shares vest in 36 equal monthly installments thereafter, subject to continuous service through each applicable vesting date. As of December 31, 2022, 2,160,771 total shares subject to this stock option have vested, of which 927,118 shares have been previously issued upon exercise of the option.

(7)

25% of the total shares subject to this option vested one year after the vesting commencement date of October 28, 2019, and the remaining shares vest in 36 equal monthly installments thereafter, subject to continuous service through each applicable vesting date. As of December 31, 2022, 2,421,708 total shares subject to this stock option have vested, of which 638,746 shares have been previously issued upon exercise of the option.

(8)

25% of the total shares subject to this option vested one year after the vesting commencement date of March 19, 2021, and the remaining shares vest in 36 equal monthly installments thereafter, subject to continuous service through each applicable vesting date. As of December 31, 2022, 546,987 total shares subject to this stock option have vested, of which 11,891 shares have been previously issued upon exercise of the option.

(9)

50% of the shares underlying the RSUs vest on the third anniversary of the vesting commencement date of February 20, 2022 and the remaining shares vest on the fourth anniversary of the vesting commencement date, subject to continuous service through each applicable vesting date.

(10)	The shares underlying the RSUs vest in 16 equal quarterly installments following the vesting commencement date of November 20, 2021, subject to continuous service through each applicable vesting date.
(11)

The shares underlying the RSUs vest in four equal quarterly installments following the vesting commencement date of February 20, 2022, subject to continuous service through each applicable vesting date.

(12)	The shares underlying the RSUs vest in eight equal quarterly installments following the vesting commencement date of June 20, 2022, subject to continuous service through each applicable vesting date.

Option Exercises and Stock Vested Table

The following table presents, for each of our named executive officers, the shares of our common stock that were acquired upon the exercise of stock options and vesting of RSUs, if any, and the related value realized during the fiscal year ended December 31, 2022.

Name	Option Awards		Stock Awards
	Number of shares acquired on exercise (#)	Value realized on exercise ($)(1)	Number of shares acquired on vesting (#)	Value realized on vesting ($)
Jay Kreps	—	—	—	—
Steffan Tomlinson	15,393	282,000	—	—
	11,300	207,016
Erica Schultz	29,325	486,502	—	—
	9,421	203,117	—	—
Chad Verbowski	—	—	10,084	474,049
	—	—	23,102	427,387
	—	—	23,102	668,572
	—	—	20,000	500,400
	—	—	23,101	482,349
	—	—	20,000	436,000
Stephanie Buscemi	5,514	51,225	—	—

(1)

The aggregate value realized upon the exercise of a stock option represents the difference between the aggregate market price of the shares of our common stock exercised on the date of exercise and the aggregate exercise price of the stock option.

Employment Arrangements

We have entered into offer letters with our named executive officers setting forth the terms and conditions of such executive officer’s employment with us. The offer letters generally provide for at-will employment, have no specific term, and set forth the named executive officer’s annual base salary. Each of our named executive officers has executed our standard proprietary information and inventions agreement.

Jay Kreps

In May 2021, we entered into a confirmatory offer letter with Jay Kreps, our Chief Executive Officer. The agreement provides for an annual base salary of $350,000. The agreement also provides that Mr. Kreps is eligible for severance benefits under the terms of our Executive Officer Change in Control/Severance Benefit Plan, the terms of which are described below.

Mr. Kreps’ annual base salary as of December 31, 2022 was $350,000. Mr. Kreps’ base salary for fiscal year 2023 did not increase and in early 2023, Mr. Kreps announced he was voluntarily reducing his salary for fiscal 2023 to $65,000 to help advance the Company’s path to profitability. In October 2018, we granted Mr. Kreps an option to purchase 3,450,306 shares of Class B common stock with an exercise price of $2.24 per share, with 1,725,153 shares vesting monthly over 48 months commencing on October 1, 2018 and 1,725,153 shares vesting monthly over 48 months commencing on June 23, 2021, the date of the pricing of our initial public offering. In March 2021, we granted Mr. Kreps an option to purchase 2,347,999 shares of Class B common stock with an exercise price of $15.68 per share. The shares underlying the option vest in 48 equal monthly installments commencing on March 19, 2021.

Steffan Tomlinson

In June 2021, we entered into a confirmatory offer letter with Steffan Tomlinson, our Chief Financial Officer. The agreement provides for an annual base salary of $400,000 and an annual discretionary bonus at a target amount of $250,000 under our Cash Incentive Bonus Plan, the terms of which are described above. The agreement also provides that Mr. Tomlinson is eligible for severance benefits under the terms of our Executive Officer Change in Control/Severance Benefit Plan, the terms of which are described below.

For 2022, Mr. Tomlinson’s annual base salary was $410,000, and his target bonus was 62.5% of his 2022 annual base salary. In January 2023, our Compensation Committee approved an increase in Mr. Tomlinson’s annual base salary to $425,000, effective as of January 1, 2023. Mr. Tomlinson’s bonus target for fiscal year 2023 is 70% of his 2023 annual base salary.

In August 2020, we granted Mr. Tomlinson an option to purchase 3,457,234 shares of Class B common stock with an exercise price of $6.65 per share. Twenty-five percent (25%) of the total shares subject to this option vested on June 15, 2021 and 1/48th of the shares vest monthly thereafter over the following three years. In February 2022, we granted Mr. Tomlinson a RSU award covering 105,019 shares of Class A common stock. The shares subject to the RSU award will vest 50% on February 20, 2025 and 50% on February 20, 2026.

Erica Schultz

In May 2021, we entered into a confirmatory offer letter with Erica Schultz, our President, Field Operations. The agreement provides for an annual base salary of $400,000 and an annual discretionary bonus at a target amount of $400,000 under our Cash Incentive Bonus Plan, the terms of which are described above. The agreement also provides that Ms. Schultz is eligible for severance benefits under the terms of our Executive Officer Change in Control/Severance Benefit Plan, the terms of which are described below.

For 2022, Ms. Schultz’s annual base salary was $410,000, and her target bonus was 100% of her 2022 annual base salary. In January 2023, our Compensation Committee approved an increase in Ms. Schultz’s annual base salary to $425,000, effective as of January 1, 2023. Ms. Schultz’s bonus target for fiscal year 2023 is 100% of her 2023 annual base salary.

In December 2019, we granted Ms. Schultz an option to purchase 3,059,000 shares of Class B common stock with an exercise price of $3.41 per share. Twenty-five percent (25%) of the total shares subject to this option vested on October 28, 2020, and 1/48th of the shares vest monthly thereafter over the following three years. In February 2022, we granted Ms. Schultz a RSU award covering 105,019 shares of Class A common stock. The shares subject to the RSU award will vest 50% on February 20, 2025 and 50% on February 20, 2026.

Chad Verbowski

In October 2022, we entered into a confirmatory offer letter with Chad Verbowski, our Chief Technology Officer (formerly our Senior Vice President of Engineering). The agreement provides for an annual base salary of $430,000 and an annual discretionary bonus at a target amount of $215,000 under our Cash Incentive Bonus Plan, the terms of which are described above. The agreement also provides that Mr. Verbowski is eligible for severance benefits under the terms of our Executive Officer Change in Control/Severance Benefit Plan, the terms of which are described below.

Mr. Verbowski will maintain his annual base salary of $430,000 for fiscal year 2023. Mr. Verbowski bonus target for fiscal year 2023 is 60% of his 2023 annual base salary.

In November 2021, we granted Mr. Verbowski a RSU award covering 161,355 shares of Class A common stock. The shares subject to the RSU award vest quarterly over a four-year period. In February 2022, we granted Mr. Verbowski a RSU award covering 52,068 shares of Class A common stock. The shares subject to the RSU award vest quarterly over a one-year period. Additionally, in June 2022, we granted Mr. Verbowski a RSU award covering 160,000 shares of Class A common stock. The shares subject to the RSU award vest quarterly over a two-year period.

Stephanie Buscemi

In October 2022, we entered into a confirmatory offer letter with Stephanie Buscemi, our Chief Marketing Officer. The agreement provides for an annual base salary of $425,000 and an annual discretionary bonus at a target amount of $212,500 under our Cash Incentive Bonus Plan, the terms of which are described above. The agreement also provides that Ms. Buscemi is eligible for severance benefits under the terms of our Executive Officer Change in Control/Severance Benefit Plan, the terms of which are described below.

Ms. Buscemi will maintain her annual base salary of $425,000 for fiscal year 2023. Ms. Buscemi’s bonus target for fiscal year 2023 is 50% of her 2023 annual base salary.

In March 2021, we granted Ms. Buscemi an option to purchase 1,250,256 shares of Class B common stock with an exercise price of $15.68 per share. Twenty-five percent (25%) of the total shares subject to this option vested on March 18, 2022, and 1/48th of the shares vest monthly thereafter over the following three years. In February 2022, we granted Ms. Buscemi a RSU award covering 31,505 shares of Class A common stock. The shares subject to the RSU award will vest 50% on February 20, 2025 and 50% on February 20, 2026.

Potential Payments Upon Termination or Change in Control

In April 2021, we adopted the Confluent, Inc. Executive Officer Change in Control/Severance Benefit Plan (Severance Plan) that applies to all officers designated thereunder, including Mr. Kreps, Mr. Tomlinson, Ms. Schultz, Mr. Verbowski and Ms. Buscemi, our named executive officers. In the event of an involuntary termination, including resignation for good reason, as those terms are used in the Severance Plan, that occurs during the time period commencing three months prior to and ending 12 months following the closing of a change in control, we will provide the following severance benefits, contingent upon the conditions set forth in the Severance Plan, including receiving a release of claims in favor of Confluent, compliance with any existing confidentiality agreement, and return of all company property: (i) a lump sum cash payment equal to six months of the officer’s base salary, (ii) a lump sum cash payment equal to 50% of the officer’s annual target cash bonus for the applicable fiscal year, (iii) up to six months COBRA coverage and, (iv) 50% of the officer’s unvested equity awards will vest in full and become immediately exercisable.

The Severance Plan also provides that, in the event of an involuntary termination that is not a change in control termination, we will provide the following severance benefits, contingent upon the conditions set forth in the Severance Plan: (i) a severance payment equal to six months of the officer’s base salary and (ii) up to six months of COBRA coverage.

The benefits provided under the Severance Plan supersede any severance benefit plan, policy or practice previously maintained by Confluent or change in control severance arrangements described in a participant’s offer letter with Confluent, except that, if a participant has more favorable vesting acceleration provisions in another agreement with Confluent, the most favorable vesting provisions will apply.

Potential Payments Upon Termination or Change in Control

The following table presents information concerning estimated payments and benefits that would be provided in the circumstances described below for each of our named executive officers serving as of the end of the fiscal year ended December 31, 2022. The payments and benefits set forth below are estimated assuming that the termination or change in control event occurred on the last business day of our fiscal year ended December 31, 2022 using the closing market price of our stock on that date. Actual payments and benefits could be different if such events were to occur on any other date or at any other price or if any other assumptions are used to estimate potential payments and benefits.

Name	Involuntary Termination that is not a Change in Control Termination (1)						Change in Control Termination (2)
	Cash Severance ($)		Continued Benefits ($)		Equity Acceleration ($)	Total ($)	Cash Severance ($)		Continued Benefits ($)		Equity Acceleration ($)		Total ($)
Jay Kreps	175,000	(3)	13,784	(4)	—	188,784	175,000	(5)	13,784	(4)	15,114,270	(6)	15,303,054

Steffan Tomlinson	205,000	(3)	13,784	(4)	—	218,784	334,150	(5)	13,784	(4)	11,273,740	(6)	11,621,674

Erica Schultz	205,000	(3)	11,729	(4)	—	216,729	410,000	(5)	11,729	(4)	7,167,915	(6)	7,589,644

Chad Verbowski	215,000	(3)	9,968	(4)	—	224,968	322,500	(5)	9,968	(4)	2,824,858	(6)	3,157,326

Stephanie Buscemi	212,500	(3)	13,784	(4)	—	226,284	318,750	(5)	13,784	(4)	2,657,058	(6)	2,989,592

(1)	An “Involuntary Termination” that is not a “Change in Control Termination” means a termination of employment that is due to a termination by Confluent without Cause, as defined in the Severance Plan.
(2)

A “Change in Control Termination” means a termination of employment that is due to a termination by Confluent without Cause, as defined in the Severance Plan, that occurs within the period commencing three (3) months prior to the closing of a Change in Control, as defined in the Severance Plan and ending twelve (12) months immediately following the closing of a Change in Control.

(3)	Represents 6-months of the named executive officer’s salary.
(4)	Represents 6-months of the named executive officer’s COBRA benefits continuation.
(5)	Represents 6-months of the named executive officer’s salary and one-half of the named executive officer’s annual target cash bonus.
(6)	Represents acceleration of 50% of the named executive officer’s outstanding and unvested equity awards.

Pay Versus Performance
As required by Item 402(v) of Regulation
S-K,
we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of Confluent. For further information concerning our compensation philosophy and how we seek to align executive compensation with our performance, see the section above titled “Executive Compe
n
sation—Compensation Discussion and Analysis.”

Year	Summary Compensation Table Total for Principal Executive Officer (PEO) (1) ($)	Compensation Actually Paid (CAP) to PEO (2) ($)	Average Summary Compensation Table Total for Non-PEO NEOs (3) ($)	Average Compensation Actually Paid to Non-PEO NEOs (4) ($)	Value of Initial Fixed $100 Investment Based On:		Net Income (millions) (7) ($)	Subscription Revenue (millions) (8) ($)

					Total Shareholder Return (5) ($)	Peer Group Total Shareholder Return (6) ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2022	380,004	(179,776,787)	4,829,420	(56,249,311)	49.40	76.29	(453)	535

2021	29,800,458	278,164,454	993,289	137,520,813	169.35	118.79	(343)	347

(1)
The dollar amounts reported in column (b) are the amounts of total compensation reported for Jay Kreps (our Chief Executive Officer) for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation—Summary Compensation Table.”

(2)
The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Jay Kreps, as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Kreps during the applicable year. In accordance with the requirements of
Item 402(v) of Regulation
S-K,
the following adjustments (which for 2022 include substantial negative change in fair value adjustments of equity awards that were held by Mr. Kreps) were made to Mr. Krep’s total compensation for each year to determine the compensation actually paid:

Year	Reported Summary Compensation Table Total for PEO ($)	Reported Value of Equity Awards (a) ($)	Equity Award Adjustments (b) ($)	Compensation Actually Paid to PEO ($)
2022	380,004	—	(180,156,791)	(179,776,787)

2021	29,800,458	(29,450,458)	277,814,454	278,164,454

(a)	The grant date fair value of equity awards represents the total of the amounts reported in the “Option Awards” and “Stock Awards” columns in the Summary Compensation Table for the applicable year.
(b)
The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end
fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in the same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Prior Fiscal Year	12/31/2020	12/31/2021
Current Fiscal Year	12/31/2021	12/31/2022
Fiscal Year	2021	2022

Summary Compensation Table Total	$29,800,458	$380,004

- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	$29,450,458	—

+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$121,998,642	—

+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	$117,842,253	($122,499,020)

+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$16,626,076	—

+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years for Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$21,347,482	($57,657,771)

- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	—	—

+ Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	—	—
Compensation Actually Paid	$278,164,454	($179,776,787)

(3)
The dollar amounts reported in column (d) represent the average of the amounts reported for the named executive officers as a group (excluding Mr. Kreps) in the “Total” column of the Summary Compensation Table in each applicable year. The named executive officers (excluding Mr. Kreps) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2022, Steffan Tomlinson, Erica Schultz, Chad Verbowski and Stephanie Buscemi; and (ii) for 2021, Steffan Tomlinson and Erica Schultz.

(4)
The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the named executive officers as a group (excluding Mr. Kreps), as computed in accordance with Item 402(v) of Regulation
S-K.
Th
e dollar amo
unts do not reflect the actual average amount of compensation earned by or paid to the named executive officers as a group (excluding Mr. Kreps) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments (which for 2022 include substantial negative change in fair value adjustments of equity awards that were held by the applicable named executive officers as a group (excluding Mr. Kreps)) were made to average total compensation for the named executive officers as a group (excluding Mr. Kreps) for each year to determine the average compensation actually paid, using the same methodology described above in Note (2)(a) and (2)(b):

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs ($)	Average Reported Value of Equity Awards ($)	Average Equity Award Adjustments (a) ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2022	4,829,420	(4,150,904)	(56,927,827)	(56,249,311)

2021	993,289	—	136,527,525	137,520,813

(a)	The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Prior Fiscal Year	12/31/2020	12/31/2021
Current Fiscal Year	12/31/2021	12/31/2022
Fiscal Year	2021	2022

Summary Compensation Table Total	$993,289	$4,829,420

- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	—	$4,150,904

+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	—	$2,082,554

+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	$110,676,025	($35,717,853)

+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	—	$455,715

+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years for Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$25,851,499	($23,748,242)

- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	—	—

+ Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	—	—
Compensation Actually Paid	$137,520,813	($56,249,311)

(5)
Cumulative total shareholder return (TSR) is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between our share price at the end and the beginning of the measurement period by our share price at the beginning of the measurement period. Each measurement period commenced on June 24, 2021, which is the first trading day after the effective date of the registration statement filed in connection with our initial public offering.

(6)
Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the following published industry index: Nasdaq Computer Index.

(7)
The dollar amounts reported represent the amount of net income (loss) reflected in our audited financial statements for the applicable year. We are a high-growth company that invests heavily in our go-to-market
efforts. Consequently, we did not use net income (loss) as a performance measure in our executive compensation program.

(8)
Our subscription revenue consists of revenue from our Confluent Platform term-based licenses and post-contract customer support, maintenance, and upgrades, and our Confluent Cloud SaaS offering. Subscription revenue was $535 million in 2022 and $347 million in 2021.

Performance Measure
As described in greater detail in “Executive Compensation – Compensation Discussion and Analysis,” our executive compensation program reflects a long-term, performance-driven philosophy. The measures that we use for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our named executive officers to maximize stockholder value. The most important financial performance measure, and the only financial performance measure, that we used to link executive compensation actually paid to our named executive officers, for the most recently completed fiscal year, to our performance was subscription revenue.

Analysis of the Information Presented in the Pay versus Performance Table
As described in more detail in the section “Executive Compensation – Compensation Discussion and Analysis,” our executive compensation program reflects a long-term, performance-driven philosophy. While we utilize several performance measures to align executive compensation with our performance, all such measures are not presented in the Pay versus Performance table. Moreover, we generally seek to incentivize long-term performance, and therefore do not specifically align our performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation
S-K)
for a particular year. In accordance with Item 402(v) of Regulation
S-K,
we are providing the following descriptions of the relationships between information presented in the Pay versus Performance table:
Compensation Actually Paid and Net Income (Loss)
In 2022, as a high-growth company, Confluent emphasized revenue growth as a performance measure. Consequently, we did not use net income (loss) as a performance measure in our executive compensation program in 2022. Given this, we do not believe there is any meaningful relationship between our net income (loss) and compensation actually paid to our named executive officers during the periods presented.
Compensation Actually Paid and Subscription Revenue
The chart below shows the relationship between the compensation actually paid to Mr. Kreps and the average compensation actually paid to our other named executive officers, on the one hand, to our subscription revenue over the two years presented in the table, on the other.

Compensation Actually Paid and Cumulative TSR
The chart below shows the relationship between the compensation actually paid to Mr. Kreps and the average compensation actually paid to our other named executive officers, on the one hand, to our cumulative TSR over the two years presented in the table, on the other.

Cumulative TSR of Confluent and Cumulative TSR of the Peer Group
The chart below shows the relationship between our
two-year
(2021 and 2022) cumulative TSR to the
two-year
cumulative
TSR of the
companies
in the Nasdaq Computer Index. The
two-year
cumulative TSR is measured from June 24, 2021, which is the first trading day after the effective date of the registration statement filed in connection with our initial public offering.

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference into any of Confluent’s filings made under the Securities Act or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent Confluent specifically incorporates such information by reference.
Limitations of Liability and Indemnification Matters
Our Amended and Restated Certificate of Incorporation contains provisions that limit the liability of our current and former directors for monetary damages to the fullest extent permitted by Delaware law. Delaware law allows a corporation to provide that its directors will not be personally liable for monetary damages for any breach of fiduciary duties as directors, except liability for:

•	any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions; or

•	any transaction from which the director derived an improper personal benefit.
Such limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.
Our Amended and Restated Certificate of Incorporation authorizes us to indemnify our directors, officers and other agents to the fullest extent permitted by Delaware law. Our Amended and Restated Bylaws provide that we are required to indemnify our directors and executive officers to the fullest extent permitted by Delaware law and may indemnify our other officers, employees and agents. Our Amended and Restated Bylaws also provide that, on satisfaction of certain conditions, we will advance expenses incurred by a director or executive officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee, or other agent for any liability arising out of his or her actions in that capacity. We have entered into agreements to indemnify our directors and executive officers. With certain exceptions, these agreements provide for indemnification for related expenses including attorneys’ fees, judgments, fines, and settlement amounts incurred by any of these individuals in connection with any action, proceeding, or investigation. We believe that our Amended and Restated Certificate of Incorporation and these Amended and Restated Bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain customary directors’ and officers’ liability insurance.
The limitation of liability and indemnification provisions in our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, executive officers, or persons controlling us, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Equity Compensation Plan Information
The following table summarizes our equity compensation plan information as of December 31, 2022. Information is included for equity compensation plans approved by our stockholders. We do not have any equity compensation plans not approved by our stockholders:

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1)	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (2)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (3)
Equity plans approved by stockholders (4)	65,252,535	$7.76	39,793,990

Equity plans not approved by stockholders	—	—	—

(1)
Includes the 2014 Plan and the 2021 Plan, but does not include future rights to purchase Class A common stock under our 2021 Employee Stock Purchase Plan (2021 ESPP), which depend on a number of factors described in our 2021 ESPP and will not be determined until the end of the applicable purchase period.

(2)	The weighted-average exercise price excludes any outstanding RSUs, which have no exercise price.
(3)
Includes the 2021 Plan and the 2021 ESPP. Stock options, RSUs, or other stock awards granted under the 2014 Plan that are forfeited, terminated, expired, repurchased, or withheld or reacquired to satisfy an exercise or purchase price or tax withholding obligation become available for issuance under the 2021 Plan.

(4)
The 2021 Plan provides that the total number of shares of our Class A common stock reserved for issuance thereunder will automatically increase on January 1 of each year for a period of ten years commencing on January 1, 2022 and ending on (and including) January 1, 2031, in an amount equal to 5% of the total number of shares of Class A common stock and Class B common stock outstanding on December 31 of the preceding year; provided that our Board of Directors may act prior to January 1st of a given year to provide that the increase for such year will be a lesser number of shares of Class A common stock. In addition, the 2021 ESPP provides that the total number of shares of our Class A common stock reserved for issuance thereunder will automatically increase on January 1 of each year for a period of ten years commencing on January 1, 2022 and ending on (and including) January 1, 2031, in an amount equal to the lesser of (i) 1% of the total number of shares of Class A common stock and Class B common stock outstanding on December 31 of the preceding year, and (ii) 7,743,863 shares of Class A common stock; or such lesser number of shares of Class A common stock as determined by our Board of Directors prior to January 1st of a given year. Accordingly, on January 1, 2023, the number of shares of Class A common stock available for issuance under the 2021 Plan and the 2021 ESPP increased by 14,469,209 shares and 2,893,841 shares, respectively, pursuant to these provisions. These increases are not reflected in the table above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of March 31, 2023 by:

•	each named executive officer;

•	each of our directors;

•	our directors and executive officers as a group; and

•	each person or entity known by us to own beneficially more than 5% of our capital stock.

We have determined beneficial ownership in accordance with the rules and regulations of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 187,019,046 shares of Class A common stock and 108,359,564 shares of Class B common stock outstanding as of March 31, 2023. In computing the number of shares beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares subject to options held by the person that are currently exercisable, or would be exercisable or would vest based on service-based vesting conditions within 60 days of March 31, 2023. However, except as described above, we did not deem such shares outstanding for the purpose of computing the percentage ownership of any other person.

Each outstanding share of Class B common stock is convertible at any time at the option of the holder into one share of Class A common stock, such that each holder of Class B common stock beneficially owns an equivalent number of shares of Class A common stock, subject to individual beneficial ownership limitations described further in the applicable footnotes to the table below.

Unless otherwise indicated, the address for each beneficial owner listed in the table below is c/o Confluent, Inc., 899 W. Evelyn Avenue, Mountain View, California 94041.

	Shares Beneficially Owned				% of Total Voting Power(1)
Name of Beneficial Owner	Class A		Class B
	Shares	%	Shares	%
Directors and Named Executive Officers
Jay Kreps(2)	—	*	26,848,289	23.5	20.2
Steffan Tomlinson(3)	6,877	*	2,307,234	2.1	1.8
Erica Schultz(4)	431,500	*	2,279,675	2.1	1.8
Stephanie Buscemi(5)	15,277	*	1,087,692	1.0	*
Chad Verbowski(6)	130,327	*	—	*	*
Lara Caimi(7)	—	*	286,232	*	*
Jonathan Chadwick(8)	—	*	615,125	*	*
Alyssa Henry(9)	—	*	250,000	*	*
Matthew Miller(10)(20)	112,893	*	15,467,090	14.3	12.2
Neha Narkhede(11)	—	*	2,863,199	2.6	2.2
Greg Schott(12)	1,128	*	450,944	*	*
Eric Vishria(13)(16)(17)	1,590,320	*	10,298,253	9.5	8.2
Michelangelo Volpi(14)	162,950	*	—	*	*
All directors and executive officers as a group (13 persons)(15)	2,451,272	1.3	62,753,733	51.4	44.7

	Shares Beneficially Owned						% of Total Voting Power(1)
Name of Beneficial Owner	Class A			Class B
	Shares		%	Shares		%
5% Stockholders
Jay Kreps(2)	—		*	26,848,289		23.5	20.2
Entities affiliated with Benchmark	63,963	(16)	*	10,298,253	(17)	9.5	8.1
Entities affiliated with Index(18)	—		*	16,400,112		15.1	12.9
Entities affiliated with Jun Rao(19)	—		*	23,995,418		22.1	18.9
Entities affiliated with Sequoia Capital (20)	—		*	15,344,338		14.2	12.1
T. Rowe Price Associates, Inc. (21)	10,538,252		5.6	—		*	*
Altimeter Capital Management, LP (22)	12,995,374		6.9	—		*	1.0
Trouvaille ANK Trust (23)	—		*	8,539,319		7.9	6.7
Trouvaille Investments Holdings Ltd. (24)	—		*	7,173,916		6.6	5.6
Entities affiliated with Vanguard (25)	12,245,569		6.5	—		*	1.0
JPMorgan Chase & Co. (26)	15,439,513		8.3	—		*	1.2

*	Represents ownership of less than 1%.
(1)

Percentage of total voting power represents voting power with respect to all shares of our Class A and Class B common stock, as a single class. The holders of our Class B common stock are entitled to 10 votes per share, and holders of our Class A common stock are entitled to one vote per share.

(2)

Includes (i) 18,900,000 shares of Class B common stock held by Mr. Kreps directly, (ii) 149,984 shares of Class B common stock held by a revocable trust, for which Mr. Kreps and his spouse serve as trustees, and (iii) 2,000,000 shares of Class B common stock held by a family trust, for which Mr. Kreps and his spouse serve as trustees, and (iv) 5,798,305 shares of Class B common stock subject to stock options held by Mr. Kreps that are exercisable within 60 days of March 31, 2023, of which 3,823,620 shares will be vested as of such date. Mr. Kreps, as co-trustee of each trust, shares voting and dispositive power over the shares held by each trust.

(3)

Includes (i) 6,877 shares of Class A common stock held directly by Mr. Tomlinson, (ii) 150,425 shares of Class B common stock held by a family trust, for which Mr. Tomlinson and his spouse serve as trustees, and (iii) 2,156,809 shares of Class B common stock subject to a stock option held by Mr. Tomlinson that is exercisable within 60 days of March 31, 2023, of which 1,220,474 shares will be vested as of such date. Mr. Tomlinson, as co-trustee of the family trust, shares voting and dispositive power over the shares held by the trust.

(4)

Includes (i) 31,500 shares of Class A common stock held directly by Ms. Schultz, (ii) 97,124 shares of Class A common stock held by an annuity trust, for which Ms. Schultz serves as trustee, (iii) 13,500 shares of Class A common stock held by an extended family trust, for which Ms. Schultz and her spouse serve as co-trustees, (iv) 11,500 shares of Class A common stock held by a revocable trust, for which Ms. Schultz and her spouse serve as co-trustees, (v) 200,000 shares of Class A common stock held by an irrevocable family trust, for which Ms. Schultz acts as investment advisor, (vi) 77,876 shares of Class A common stock held by an annuity trust, for which Ms. Schultz serves as trustee, and (vi) 2,279,675 shares of Class B common stock subject to stock options held by Ms. Schultz that are exercisable within 60 days of March 31, 2023, of which 1,961,029 shares will be vested as of such date. Ms. Schultz, as co-trustee of the extended family trust and the revocable trust, shares voting and dispositive power over the shares held by each of these trusts, respectively. Ms. Schultz, as trustee of the annuity trust and as investment advisor of the irrevocable family trust, has sole voting and dispositive power over the shares held by each of these trusts, respectively.

(5)

Includes (i) 8,552 shares of Class A common stock held by Ms. Buscemi, (ii) 6,725 shares of Class A common stock that may be acquired upon the settlement of outstanding RSUs within 60 days of March 31, 2023, and (iii) 1,087,692 shares of Class B common stock subject to stock options held by Ms. Buscemi that are exercisable within 60 days of March 31, 2023, of which 514,658 shares will be vested as of such date.

(6)

Includes (i) 108,472 shares of Class A common stock held by Mr. Verbowski and (ii) 21,855 shares of Class A common stock that may be acquired upon the settlement of outstanding RSUs within 60 days of March 31, 2023.

(7)	Includes 286,232 shares of Class B common stock held by Ms. Caimi, of which 119,264 shares will be unvested and remain subject to a right of repurchase by us within 60 days of March 31, 2023.
(8)	Includes 615,125 shares of Class B common stock held by Mr. Chadwick, of which 41,563 shares will be unvested and remain subject to a right of repurchase by us within 60 days of March 31, 2023.
(9)

Includes 250,000 shares of Class B common stock subject to stock options held by Ms. Henry that are exercisable within 60 days of March 31, 2023, of which 125,000 shares will be vested as of such date.

(10)

Includes (i) 112,893 shares of Class A common stock held by a personal trust, over which Mr. Miller exercises shared voting and dispositive power and (ii) 122,752 shares of Class B common stock held by a personal trust, over which Mr. Miller exercises shared voting and dispositive power.

(11)

Includes 1,083,729 shares of Class B common stock held by Ms. Narkhede and 1,779,470 shares of Class B common stock subject to stock options held by Ms. Narkhede that are exercisable within 60 days of March 31, 2023, of which 1,180,458 shares will be vested as of such date.

(12)

Includes (i) 1,128 shares of Class A common stock held by Mr. Schott and (ii) 450,944 shares of Class B common stock subject to stock options held by Mr. Schott that are exercisable within 60 days of March 31, 2023, of which 338,208 shares will be vested as of such date.

(13)	Includes 1,590,320 shares of Class A common stock held by Mr. Vishria.
(14)	Includes (i) 108,230 shares of Class A common stock held by Mr. Volpi and (ii) 54,720 shares of Class A common stock held by a family trust.
(15)

Consists of (i) 2,451,272 shares of Class A common stock beneficially owned by our current executive officers and directors, (ii) 28,580 shares of Class A common stock that may be acquired upon the settlement of outstanding RSUs within 60 days of March 31, 2023, (iii) 48,950,838 shares of Class B common stock beneficially owned by our current executive officers and directors, of which 160,827 shares will be unvested and remain subject to repurchase by us within 60 days of March 31, 2023, and (vi) 13,802,895 shares of Class B common stock subject to options exercisable within 60 days of March 31, 2023, of which 9,163,447 shares will be vested as of such date.

(16)

Shares held by Benchmark Capital Management Co. VIII, L.L.C. (BCMC VIII). Eric Vishria, a member of our Board of Directors, along with Matthew R. Cohler, Peter H. Fenton, J. William Gurley, An-Yen Hu, Mitchell H. Lasky, Chetan Puttagunta, and Sarah E. Tavel are the managing members of BCMC VIII. Each person and entity listed disclaims beneficial ownership of the shares except to the extent of such person’s or entity’s pecuniary interest in such shares. The address for each of these individuals and entities is 2965 Woodside Road, Woodside, California 94062.

(17)

Shares are held by Benchmark Capital Partners VIII, L.P. (BCP VIII), for itself and as nominee for Benchmark Founders’ Fund VIII, L.P. (BFF VIII) and Benchmark Founders’ Fund VIII-B, L.P. (BFF VIII-B). BCMC VIII is the general partner of each of BCP VIII, BFF VIII and BFF VIII -B and may be deemed to have sole voting and investment power over such shares. Eric Vishria, a member of our Board of Directors, along with Matthew R. Cohler, Peter H. Fenton, J. William Gurley, An-Yen Hu, Mitchell H. Lasky, Chetan Puttagunta, and Sarah E. Tavel are the managing members of BCMC VIII. Each person and entity listed disclaims beneficial ownership of the shares except to the extent of such person’s or entity’s pecuniary interest in such shares. The address for each of these individuals and entities is 2965 Woodside Road, Woodside, California 94062.

(18)

Consists of: (i) 12,422,870 shares of Class B common stock held directly by Index Ventures VII (Jersey) L.P. (Index Ventures VII), (ii) 307,827 shares of Class B common stock held directly by Index Ventures VII Parallel Entrepreneur Fund (Jersey), L.P. (Index Ventures VII Parallel and together with Index Ventures VII, the Index VII Funds), (iii) 252,950 shares of Class B common stock held directly by Yucca (Jersey) SLP (Yucca), and (iv) 3,416,465 shares of Class B common stock held directly by Index Ventures Growth IV (Jersey), L.P. (Index Growth IV). Index Venture Growth Associates IV Limited (IVGA IV, and together with the Index VII Funds, the Index Venture Funds) is the managing general partner of Index Ventures Growth IV and may be deemed to have voting and dispositive power over the shares held by such fund. Index Ventures Associates VII Limited (IVA VII) is the managing general partner of the Index VII Funds and may be deemed to have voting and dispositive power over the shares held by those funds. Yucca administers the co-investment vehicle that is contractually required to mirror the investments of the Index Venture Funds. As a result, each of IVA VII and IVGA IV may be deemed to have voting and dispositive power over Yucca’s shares by virtue of their voting and dispositive power over the shares owned by the Index Venture Funds. David Hall, Phil Balderson, Brendan Boyle and Nigel Greenwood are the members of the board of directors of IVGA IV and IVA VII, and investment and voting decisions with respect to the shares over which IVGA IV and IVA VII may be deemed to have voting and dispositive power are made by such directors collectively. Michelangelo Volpi, a member of our Board of Directors, is a partner within the Index Ventures Group but does not hold voting or dispositive power over the shares held by the Index funds. The address for each of these entities is 44 Esplanade, St. Helier, Jersey, Channel Islands JE4 9WG.
(19)

Consists of (i) 20,590,362 shares of Class B common stock held by Jun Rao’s family trust, for which Mr. Rao and his spouse serve as trustees, (ii) 1,544,370 shares of Class B common stock held by Mr. Rao’s GRAT, for which Mr. Rao serves as trustee, (iii) 1,544,370 shares of Class B common stock held by Mr. Rao’s spouse’s GRAT, for which Mr. Rao’s spouse serves as trustee, and (iv) 316,316 shares of Class B common stock held by a GST trust, for which Mr. Rao and his spouse serve as trustees. Mr. Rao has sole voting and dispositive power over the shares held by Mr. Rao’s GRAT and has shared voting and dispositive power over the shares held by Mr. Rao’s family trust, Mr. Rao’s spouse’s GRAT and the GST trust (collectively, the Rao Trusts). The shares of Class B common stock held by the Rao Trusts are subject to a 4.99% beneficial ownership blocker (the Rao Blocker) and as a result, the Class B common stock held by the Rao Trusts may not be converted to Class A common stock to the extent that the Rao Trusts would beneficially own more than 4.99% of our Class A common stock outstanding immediately after giving effect to the conversion. As of March 31, 2023, 14,173,032 shares of Class B common stock held by the Rao Trusts were subject to the Rao Blocker and could not be converted into Class A common stock.

(20)

Consists of (i) 5,420,957 shares of Class B common stock held by Sequoia Capital U.S. Growth Fund VII, L.P. (GF VII), (ii) 460,838 shares of Class B common stock held by Sequoia Capital U.S. Growth VII Principals Fund, L.P. (GF VII PF), (iii) 2,192,541 shares of Class B common stock held by Sequoia Capital U.S. Growth Fund VIII, L.P. (GF VIII), (iv) 1,158,914 shares of Class B common stock held by Sequoia Capital Fund Parallel, LLC (SCFP), and (v) 6,111,088 shares of Class B common stock held by Sequoia Capital Fund, L.P. (SCF). SC US (TTGP), Ltd. is (i) the general partner of SC U.S. Growth VII Management, L.P., which is the general partner of each of GF VII and GF VII PF, or collectively, the GFVII Funds, (ii) the general partner of Sequoia Capital Fund Management, L.P., which is the general partner of SCF and the manager of SCFP, and (iii) the general partner of SC U.S. Growth VIII Management, L.P., which is the general partner GF VIII. As a result, SC US (TTGP), Ltd. may be deemed to share voting and dispositive power with respect to the shares held by the GFVII Funds, SCFP, SCF, and GF VIII. Mr. Miller expressly disclaims beneficial ownership of the shares held by the Sequoia entities. The address for each of these entities is 2800 Sand Hill Road, Suite 101, Menlo Park, California 94025.

(21)

This information is based solely upon a Schedule 13G/A filed by T. Rowe Price Associates, Inc. with the SEC on February 14, 2023. Consists of 10,538,252 shares of Class A common stock beneficially owned by T. Rowe Price Associates, Inc., of which T. Rowe Price Associates, Inc. has sole voting power with respect to 4,631,453 shares of Class A common stock and sole dispositive power with respect to 10,538,252 shares of Class A common stock. The address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, MD 21202.

(22)

This information is based upon a Schedule 13G/A filed by Altimeter Capital Management, LP with the SEC on February 14, 2023. Consists of 12,995,374 shares of Class A common stock beneficially owned and held of record by several private funds for which Altimeter Capital Management, LP (the Investment Manager) serves as the investment manager. Altimeter Capital Management General Partner LLC (the General Partner) serves as the sole general partner of the Investment Manager. Brad Gerstner is the sole managing principal of the General Partner and the Investment Manager. As a result, the General Partner, Investment Manager and Bradley Gerstner may be deemed to have shared voting and dispositive power with respect to 12,995,374 shares of Class A common stock. The address of each of these entities is One International Place, Suite 4610, Boston, MA 02110.

(23)

Represents 8,539,319 shares of Class B common stock held by the Trouvaille ANK Trust (the ANK Trust). David Stein serves as trustee and has sole voting and dispositive power over the shares held by the ANK Trust. These shares are held for the benefit of certain family members of Ms. Narkhede, but Ms. Narkhede does not exercise any voting or dispositive power over the shares held by the ANK Trust. The address for the ANK Trust is c/o David Stein, Trustee, 157 Church St., 12th Floor, New Haven, CT 06510.

(24)

Represents 7,173,916 shares of Class B common stock held by the Trouvaille Investments Holdings Ltd. (Trouvaille). Woodbourne Corporation (BVI) Ltd. has sole voting and dispositive power over the shares held by Trouvaille. These shares are held for the benefit of certain family members of Ms. Narkhede, but Ms. Narkhede does not exercise any voting or dispositive power over the shares held by Trouvaille. The address for Trouvaille is Woodbourne Hall, Road Town, Tortola, British Virgin Islands.

(25)

This information is based solely upon a Schedule 13G filed by The Vanguard Group (Vanguard) with the SEC on February 9, 2023. Consists of 12,245,569 shares of Class A common stock beneficially owned by Vanguard, of which Vanguard has shared voting power with respect to 31,758 shares of Class A common stock, sole dispositive power with respect to 12,135,354 shares of Class A common stock, and shared dispositive power with respect to 110,215 shares of Class A common stock. The address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(26)

This information is based solely upon a Schedule 13G/A filed by JPMorgan Chase & Co. (JPM) with the SEC on February 9, 2023. Consists of 15,439,513 shares of Class A common stock beneficially owned by JPM, of which JPM has sole voting power with respect to 13,046,326 shares of Class A common stock, shared voting power with respect to 182,963 shares of Class A common stock, sole dispositive power with respect to 15,301,129 shares of Class A common stock, and shared dispositive power with respect to 117,027 shares of Class A common stock. The address of JPM is 383 Madison Avenue, New York, NY 10179.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors, officers and beneficial holders of more than 10% of a registered class of our equity securities to file initial reports of their beneficial ownership and reports of changes in ownership of our common stock and other equity securities with the SEC.

Based solely on our review of the copies of such forms furnished to us, or written representations from reporting persons, we believe that all Section 16(a) filing requirements were timely met during the fiscal year ended December 31, 2022, except that, due to administrative error, a late Form 4 was filed for Christina Liu, with respect to two transactions.

TRANSACTIONS WITH RELATED PERSONS

In addition to the compensation arrangements with our directors and executive officers discussed in the sections titled “Director Compensation” and “Executive Compensation,” the following is a description of each transaction since the beginning of our last fiscal year and each currently proposed transaction in which:

•	the amounts involved exceeded or will exceed $120,000; and

•

any of our directors, executive officers, or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

Investor Rights Agreement

We are party to an Amended and Restated Investor Rights Agreement, or IRA, with certain holders of our capital stock, including Benchmark Capital Partners VIII, L.P. and entities affiliated with Index and Sequoia Capital, which each hold greater than 5% of our outstanding capital stock and are affiliated with members of our Board of Directors, as well as other holders of our capital stock, and Mr. Kreps, Ms. Narkhede, and Mr. Rao and their respective affiliates. The IRA provides certain holders of our capital stock with certain registration rights, including the right to demand that we file a registration statement or request that their shares be covered by a registration statement that we are otherwise filing.

Indemnification Agreements

Our Amended and Restated Certificate of Incorporation contains provisions limiting the liability of directors, and our Amended and Restated Bylaws provide that we will indemnify each of our directors and executive officers to the fullest extent permitted under Delaware law. Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws also provide our Board of Directors with discretion to indemnify our employees and other agents when determined appropriate by our Board of Directors. In addition, we have entered into an indemnification agreement with each of our directors and executive officers, which requires us to indemnify them in certain circumstances. For more information regarding these agreements, see the section titled “Executive Compensation—Limitations of Liability and Indemnification Matters.”

Policies and Procedures for Transactions with Related Persons

Our Board of Directors has adopted a Related Person Transactions Policy setting forth the policies and procedures for the identification, review, and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement, or relationship, or any series of similar transactions, arrangements, or relationships, in which we and a related person were or will be participants, the related person has a direct or indirect material interest, and the amount involved exceeds $120,000, including purchases of goods or services by or from the related person or entities in which the related person has a material interest. In reviewing and approving any such transactions, our Audit Committee will consider all relevant facts and circumstances as appropriate, such as whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, the extent of the related person’s interest in the transaction, whether there are business reasons for Confluent to enter into the transaction, whether the transaction would impair the independence of an outside director, and whether the transaction would present an improper conflict of interest for a director or executive officer.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokerage firms) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokerage firms with account holders who are our stockholders will likely be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your brokerage firm that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your brokerage firm or us. Direct your written request to us to: Legal Department, Confluent, Inc., 899 W. Evelyn Avenue, Mountain View, California 94041 or via email to CLO@confluent.io, or call 1-800-439-3207. Stockholders who currently receive multiple copies of the Notice of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokerage firm.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with his best judgment.

Jay Kreps

Chief Executive Officer and Chairman

April 18, 2023

We have filed our Annual Report on Form 10-K for the year ended December 31, 2022 with the SEC. It is available free of charge at the SEC’s website at www.sec.gov. Stockholders can also access this Proxy Statement and our Annual Report on Form 10-K at https://investors.confluent.io/. A copy of our Annual Report on Form 10-K, including the financial statements and the financial statement schedules therein, for the year ended December 31, 2022 is also available without charge upon written request to us to: Legal Department, Confluent, Inc., 899 W. Evelyn Avenue, Mountain View, California 94041 or via email to CLO@confluent.io.

CONFLUENT, INC. 899 WEST EVELYN AVENUE MOUNTAIN VIEW, CA 94041 SCAN TO VIEW MATERIALS & VOTE w VOTE BY INTERNET Before The Meeting—Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/CFLT2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V10282-P87849 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY CONFLUENT, INC. The Board of Directors recommends you vote FOR the following: 1. Election of three Class II directors of Confluent, Inc., each to hold office until the 2026 Annual Meeting of Stockholders; Nominees for election: For Withhold 1a. Matthew Miller ! ! 1b. Eric Vishria ! ! 1c. Michelangelo Volpi ! ! 2. Ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2023. 3. Approval, on a non-binding advisory basis, of the compensation of our named executive officers. The Board of Directors recommends you vote 1 YEAR on the following proposal: 4. Approval, on a non-binding advisory basis, of the frequency of future stockholder advisory votes on the compensation of our named executive officers. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. For Against Abstain 1 Year 2 Years 3 Years Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. V10283-P87849 CONFLUENT, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS JUNE 1, 2023 The stockholder(s) hereby appoint(s) Jay Kreps and Steffan Tomlinson, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A Common Stock and Class B Common Stock of Confluent, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/CFLT2023 at 9:00 a.m., Pacific Time on June 1, 2023, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE Continued and to be signed on reverse side